LEASE

BETWEEN

ALI FOROOTAN, LLC

A Nevada Limited Liability Company

Landlord

And

BOOMER NATURAL WELLNESS, INC.

A Nevada Corporation

dba Boomer Natural Wellness

Tenant

CHEYENNE FAIRWAYS

Shopping Center

June 26, 2019

Date

The Tenant, including, but not limited to, its heirs, successors, assigns and legal representatives, hereby agrees that this lease, any attachments, addendums, amendments, riders, exhibits and correspondence herein (hereafter collectively, the “Lease”) is deemed confidential. Tenant hereby agrees to use best efforts to preserve the confidentiality of this transaction. This confidentiality agreement extends to any lenders, brokers, bankers, lawyers, accountants, franchisors, franchisees, employees, agents or any other persons acting on behalf of the Tenant. The Tenant agrees to use best efforts to avoid discussing with, or disclosing to any third parties (except those parties listed above and those with a need to know such as insurance providers) any of the terms, conditions or particulars in connection with this transaction. It is specifically agreed by way of illustration, but not by limitation, that the covenant of confidentiality set forth herein shall not be breached if such information is disclosed in connection with or pursuant to any law, ordinance, subpoena or court order, but this covenant of confidentiality shall be breached if Tenant or any of Tenants employees, brokers, bankers, accountants, agents, franchisees, franchisors, lenders, lawyers or other similar parties, discloses the content of, or delivers a copy of this Lease to any third party without first informing the permitted recipient of the confidential nature of this Lease.

COMMERCIAL LEASE

Shopping Center Tenant

(Triple Net)

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises hereinafter described on the terms and conditions set forth in this Lease Agreement, hereinafter called "this Lease."

Basic Lease Provisions

The words and figures set forth in Paragraphs A to R, both inclusive, are part of this Lease wherever reference is made thereto, unless they are expressly modified elsewhere in this Lease. References in the Lease to "BLP" shall mean this Basic Lease Provisions.

A. Effective Date of Lease: August 01, 2019			K. Prepaid First Month Rent and CAMS: $24,225.95
B. Landlord: Ali Forootan, LLC
C. Tenant: Boomer Natural Wellness, Inc			L. Security Deposit: $30,000.00
D. Tenant's Trade Name: Boomer Natural Wellness
E. Shopping Center: The property particularly described and depicted on the Site Plan marked Exhibit A, located at 8660-8680 W. Cheyenne Avenue, Las Vegas NV 89129, approximately +/- 55,245 square feet			M. Total Monies due upon execution: $54,225.95
Name of Shopping Center: Cheyenne Fairways Business Center
			N. Landlord's Address for Notices:
F. Premises: 8670 W. Cheyenne Avenue, Suites 120, 125 and 220 which is the area shown on Exhibit A containing approximately 18215 rentable square feet (“Premises”).
G. Purpose (Use): Natural Wellness Center Retail and Office Use			Ali Foootan
H. Term: Eighty Four (84) Months Option to Extend Two (2) Five (5) Year at Market Rate			P. O. Box 336795
I. Commencement of Rent: August 01, 2019			N. Las Vegas, NV 89033
J. Minimum Rent: $1.00 sq ft month + CAM charges			Tel: (702) 853-7087
2.5% annual increases of Minimum Rent,
			O. Tenant's Business Address and Phone Number for Notices
			____________________________________

Months of Term Rent $/Per Sq Ft Monthly Rate			____________________________________
12-Jan	$1.00 + CAM	$18,215.00
13-24	$1.05 + CAM	$19,125.75	P. Premises delivered as specified in Exhibit D
25-36	$1.08 + CAM	$19,672.20	Q. Guarantor(s): __________________________
37-48	$1.11 + CAM	$20,218.65	________________________________________
49-60	$1.14 + CAM	$20,765.10	________________________________________
61-72	$1.17 + CAM	$21,311.55	ATTACHMENTS:
73-84	$1.21 + CAM	$22,040.15	Addendum I – Option(s) To Extend
			Exhibit A – Site Plan
			Exhibit B – Sign Criteria
			Exhibit C – Construction Obligations
			Exhibit D – Construction Allowance
			Exhibit E – Commencement Date Agreement
			Exhibit F – Omitted
			Exhibit G – Rules and Regulations

LEASE AGREEMENT

ARTICLE 1

PREMISES AND SHOPPING CENTER

1.0                Premises. Subject to all of the terms and conditions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord, the Premises described in Paragraph F of the BLP, consisting of the Premises set forth therein, and as depicted on Exhibit A to this Lease. Landlord and Tenant hereby acknowledge and agree that the Premises square footage set forth Paragraph F of the BLP is accurate and any payments based thereon are not subject to revision.

1.1                Shopping Center. Exhibit A sets forth the site plan of the Shopping Center which has been constructed ("Site Plan"). Tenant acknowledges that the Site Plan shall not be deemed a representation by Landlord that the Shopping Center shall be constructed as indicated thereon or that any tenants or occupants designated by name or nature of business thereon shall conduct business in the Shopping Center during the Term; and, provided that Tenant’s use and enjoyment of the Premises is not materially affected, Landlord may, in its sole discretion, increase, decrease, or change the number, locations, and dimensions of the buildings, driving lanes, driveways, walkways, parking spaces and other improvements shown on the Site Plan (excluding the Premises), and Landlord reserves the right to construct new buildings and/or make additions and alterations to all buildings constructed in the Shopping Center.

ARTICLE 2
TERM

2.0                Effective Date. This Lease shall be effective and constitute a binding contract between Landlord and Tenant as of the Date of Lease specified in Paragraph A of the BLP (the “Effective Date”).

2.1                Term. The term of the Lease ("Term") shall be for the period years set forth in Paragraph H of the BLP commencing on the Commencement Date defined in Section 2.3 below. If the last day of the Term falls on a day other than the last day of a calendar month, then the Term shall be extended such that the expiration date shall be the last day of said calendar month.

2.2                Delivery Date. Landlord shall tender possession of the Premises to Tenant August 01, 2019 (“Delivery Date"). Tenant shall deliver each of the following to Landlord prior to the Delivery Date: (a) executed copies of policies of insurance or certificates thereof (as required under Article 9); (b) final plans for all tenant improvements to the Premises, including the Tenant’s Work. Landlord shall not be obligated to deliver possession of the Premises to Tenant until the foregoing items and the Rent (as stated in Section 3.1 below) are delivered to Landlord, but the Delivery Date shall not be delayed by Tenant's failure to deliver any of such items.

2.3                   Intentionally Deleted.

ARTICLE 3
RENT

3.0                   Minimum Rent. During the Term, Tenant shall pay to Landlord without prior demand, deduction, set-off, counterclaim or offset, the Rent provided in this Section 3.1 and all other additional sums as provided in this Lease.

(a)       Tenant shall pay the sum specified in Paragraph J of the BLP ("Minimum Rent") in the monthly amounts specified, in advance, on or before the first day of each month commencing on the date which is the Delivery Date.

(b)       Notwithstanding anything to the contrary in this Lease, Tenant shall pay to Landlord the amount specified in section K of the BLP (the “Prepaid Rent”) upon execution. The Prepaid Rent shall not be refundable to Tenant under any circumstances.

__________ Tenant Initials

3.1                   Definition of Additional Rent and Rent. The term, "Additional Rent," whenever used in this Lease, shall mean all other charges payable by Tenant in addition to Minimum Rent, including without limitation Tenant's share of Taxes, insurance, and Common Area Costs, whether or not the same be designated as Additional Rent. All Additional Rent shall commence upon the Delivery Date, and be payable in advance, on or before the first day of each month commencing on the Delivery Date. If Delivery Date shall be on a day other than the first day of a calendar month, Additional Rent for the first partial month shall be prorated on the basis, which the number of days of the Term in such month bears to thirty (30), and as so prorated shall be paid by Tenant on the Delivery Date. The term "Rent," as used in this Lease, shall mean Minimum Rent and Additional Rent.

3.2                Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount of monthly Minimum Rent or Additional Rent shall be deemed to be anything other than a payment of the earliest due Minimum Rent or Additional Rent, nor shall any endorsement or statement on a check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Minimum Rent or Additional Rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice given or required to be given pursuant to applicable law.

3.3                Late Charges and Interest. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installments of Rent shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to fifteen percent (15%) of such overdue amount ("Late Charge"). The parties hereby agree that such Late Charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Acceptance of such Late Charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, Tenant shall pay interest on all Rent not paid on the date when due at an annual interest rate of eighteen percent (18%) or the highest rate permitted by law, whichever is lower ("Interest Rate"). In the event any check, bank draft or negotiable instrument given for any payments under this Lease shall be dishonored at any time for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, to an administrative charge of $200.00.

3.4                Security Deposit. Upon the day of signing this Lease, Tenant shall deposit with Landlord the sum set forth in Paragraph L of the BLP as security for the faithful performance of obligations of Tenant under this Lease ("Security Deposit"). The Security Deposit shall not constitute payment of the last month's Minimum Rent hereunder and shall not bear interest. Landlord, in its sole discretion, shall have the right to apply the Security Deposit to pay any Default of Tenant hereunder. If Landlord does so apply the Security Deposit , Tenant shall, upon demand, immediately deposit with Landlord within five (5) days an amount of cash equal to the amount so applied so that Tenant shall at all times have on deposit with Landlord the amounts herein specified as the Security Deposit. At Landlord's election, and upon thirty (30) days' prior notice to Tenant, the Security Deposit shall be increased in accordance with the formula for adjustment of Minimum Rent as described in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds. Any interest accrued from the Security Deposit shall be paid to Landlord.

ARTICLE 4

USE AND OPERATION

4.0                Purpose. Tenant shall use the Premises solely under the trade name set forth in Paragraph D of the BLP and solely for the purpose set forth in Paragraph G of the BLP and for no other use or purpose whatsoever.

4.1                Covenant to Open. Tenant covenants to use commercially reasonable best efforts to open for business to the public in the Premises on or before the expiration of one hundred and twenty (120) days following the Delivery Date with all necessary fixtures, equipment, and furniture to allow it to open for business at full capacity.

4.2                Operation of Business. Tenant shall continuously and without interruption of any kind , subject only to temporary closures due to casualty, condemnation or Force Majeure (as defined in Article 16 below), during the entire Term; (a) operate the type of business set forth in Paragraph G of the BLP under the trade name set forth in Paragraph D in the BLP; (b) remain open for business at minimum Monday through Sunday, 8:00 a.m. to 5:00 p.m., except legal holidays or in cases of emergency; (c) adequately staff its store with sufficient employees to handle the maximum business and carry a sufficient stock of merchandise of such amount, character and quality to accomplish this purpose; (d) keep the display windows and signs, if any, well-lighted during the hours from sundown to 12 midnight; (e) keep the Premises and exterior and interior portions of windows, doors and all other glass or plate glass fixtures in a neat, clean, sanitary and safe condition; (f) warehouse, store or stock only such merchandise as Tenant intends to offer for sale in the Premises at retail; (g) use for office or other non-selling purposes only such space as is reasonably required in the Premises for Tenant's business in the Premises; (h) refrain from burning any papers or refuse of any kind in the Shopping Center; (i) store all trash, garbage or refuse of any kind in the area designated by Landlord in neat and clean containers so as not to be visible to members of the public shopping in the Shopping Center and cooperate in the employment of a trash removal contractor designated by Landlord (the cost of which shall be a Common Area Cost pursuant to Section 5.5 and 5.7 below); (j) observe and promptly comply with all governmental requirements (including the Americans with Disabilities Act (42 USC Sections 1210 et seq. ("ADA")); (k) observe and comply with all insurance requirements affecting the Premises or any part of the Common Area which is under Tenant's exclusive control and promulgated during the Term; and (l) not use or suffer or permit to be used the Premises or any part thereof in any manner that will constitute an unreasonable nuisance or annoyance to the public, to other occupants of the Shopping Center or to Landlord, or that will injure the reputation of the Shopping Center, or for any hazardous purpose, or in any manner that will impair the structural strength of the building of which the Premises are a part. Tenant shall have access to the building and the Premises twenty-four (24) hours a day, seven (7) days a week, including all holidays.

4.3                Covenants and Easements. Tenant's consent shall not be required for the creation of any covenants, easements or rights of way which are created by or reasonably required by the action of any governmental authority. This Lease is and shall be subordinate and subject to any Reciprocal Easement Agreement or Declaration of Covenants, Conditions and Restrictions executed by Landlord with respect to the Shopping Center, as well as other covenants, conditions, restrictions, easements, ground leases, mortgages or deeds of trust, zoning laws and regulations, and rules applicable to the Shopping Center, as the same may be amended from time to time (collectively, "SC Agreements"). Tenant agrees it will conform to and will not violate the terms of any such SC Agreements; provided, however, that Landlord represents and warrants that as of the Date of Lease, none of the foregoing prevent Tenant from using the Premises for the purpose set forth in Paragraph G of the BLP.

4.4                Limitations on Use. Tenant shall not conduct or permit any activity or use of the Premises or any part thereof which is contrary to, out of harmony with, a nuisance or objectionable to the development or operation of the Premises and/or the Shopping Center, including, without limitation, the following prohibited activities, occurrences and uses: (i) no merchandise shall be displayed, advertised, stored or sold outside the enclosed building areas on the Premises, nor shall any use, other than parking and landscaping, be made of any outside areas; (ii) no solicitation of any kind or distribution of handbills or other materials shall be permitted outside the enclosed building areas of the Premises; (iii) no loud speakers or other sound shall be broadcast outside the enclosed building areas of the Premises and no nuisance, incineration, fires on or adjacent to the Premises, explosion, obnoxious odor or obnoxious noise shall be permitted; (iv) no auction, fire, bankruptcy, going out of business or similar sale shall be conducted or advertised; (v) nothing shall be done which shall be injurious to the Premises or the Shopping Center or unlawful or contrary to public policy or to a law, ordinance, regulation or requirement of any public authority, or which would constitute an extra hazardous use, or which would violate, suspend or void any policy of insurance required to be carried on the Premises or which would increase the rate of insurance thereon, and if the insurance cost be increased by such an act, the increased cost of such insurance shall be paid solely by Tenant; (vi) no use shall be made of the sidewalk area on the Premises other than pedestrian movement; (vii) there shall not be permitted the use by the public, as such, of the Premises or any part thereof without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises or in such manner as might reasonably make possible claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises of any part thereof; (viii) no act or omission of Tenant shall permit any lien or encumbrance of any kind whatsoever to attach to the Premises; (ix) no use shall be made of the Premises (or any part thereof) in any manner that will constitute an unreasonable nuisance or annoyance to the public, to other occupants of the Shopping Center or to Landlord, or that will injure the reputation of the Shopping Center; (x) no use shall be made of the Premises (or any part thereof) in any manner that will impair the structural strength of the building of which the Premises are a part; (xi) no fence, wall, structure, division, rail or obstruction shall be placed, kept, permitted or maintained upon the Common Area or any part thereof by Tenant; (xii) Tenant shall not permit any person to use the Common Area for solicitations, demonstrations, or any other activities that would interfere with the conduct of business in the Shopping Center or which might tend to create civil disorder or commotion; and (xiii) no use shall be made of the Premises (or any part thereof) in any manner which would violate an exclusive right of another tenant or occupant of the Shopping Center or violate the terms of any agreement between Landlord and any other party or constitute a breach, or event which with passage of time, notice or either of them, would constitute a breach of any Agreement pertaining to the Shopping Center.

4.5                Compliance with Laws. Tenant shall throughout the Term, at Tenant's sole cost and expense, timely and promptly comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, relating to all or any part of the Premises, exterior as well as interior, foreseen or unforeseen, ordinary as well as extraordinary, structural as well as non-structural, or to the use or manner of use of the Premises or to the sidewalks, curbs and access ways adjoining the Premises. If Tenant should at any time receive notice of non-compliance with any of the foregoing it shall promptly give a copy of the same to Landlord. Without limiting the generality of the foregoing, Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful use of the Premises for the purposes herein provided and Tenant shall pay all income taxes, license fees, and other taxes which are or may be assessed, levied or imposed upon Tenant in connection with Tenant's operation of its business upon the Premises. Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and other policies or insurance at any time in force with respect to the Premises.

4.7 Landlord’s Equipment. Tenant acknowledges that any equipment and fixtures installed for the purpose of Tenant Improvement, and affixed to the Premises to such an extent that it cannot be removed without causing material damage to the Premises, including, without limitation, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, lighting, telephone or communication systems, conduit, wiring, and outlets, are owned by Landlord (“Landlord’s Equipment”) As long as Tenant performs on the Lease and is not in default to the Landlord, Tenant shall be allowed use of all Landlord’s Equipment at no charge to the Tenant. For the Term of the Lease, Tenant shall be responsible for any and all repairs or maintenance of Landlord’s Equipment on the Premises, as described in Section 8.3. Any attempt to sell Landlord’s Equipment without Landlord’s approval will be considered a default on the Lease. Tenant shall not misrepresent ownership of Landlord’s Equipment during the sale of the Tenant’s business, as described in Section 17.1.

ARTICLE 5

COMMON AREA

5.0                Common Area. The term "Common Area," as used in this Lease, shall mean that area within the Shopping Center which is neither occupied by buildings (including roof overhangs and canopies, columns supporting roof overhangs and canopies, and subsurface foundations, enclosed hallways and restrooms not located within the Premises of a single tenant) nor devoted permanently to the exclusive use of a particular tenant, and may include landscaping, parking areas, parking structures and other improvements and facilities designated from time to time by Landlord for the common use of tenants, their customers, employees and invitees. Areas containing pylon signs and buildings or structures which are used with respect to the operation of the Common Area shall be deemed to be part of the Common Area. The Common Area includes any area designated as a building area on Exhibit A until such time as it is improved with a building.

5.1                Common Area Modifications. Landlord shall have the right in its sole discretion to change the nature, size, configuration or other aspects of the Common Area, including, without limitation, the right to (i) the parking areas, (ii) close off any portion of such Common Areas for repairs or to such extent as may be legally sufficient in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of rights of the public or any person therein and/or designate certain portions of the parking areas for the exclusive use of specified tenants or their employees, (iii) utilize from time to time any portion of the Common Area for promotional, entertainment and related matters, and (iv) place permanent or temporary kiosks, displays, patios, carts and stands in the Common Area and to lease the same to tenants or other occupants.

5.2                Use of Common Area. During the Term, Tenant, its concessionaires, licensees, invitees, customers, and employees, shall have the non-exclusive right to use the Common Area (except those portions of the Common Area on which have been constructed or placed permanent or temporary kiosks, displays, patios, carts and stands and except areas used in the maintenance or operation of the Shopping Center) together with Landlord, other owners of portions of the Shopping Center, other tenants, and their respective subtenants, concessionaires, licensees, invitees, customers, and employees.

5.3                Maintenance. Landlord shall be responsible for maintaining all improvements on the Common Area in good and sanitary order, condition, and repair, including making replacements as Landlord deems necessary or desirable, and the costs so incurred by Landlord shall be deemed "Common Area Costs." Tenant shall have the responsibility of paying its share of said Common Area Costs as determined under Section 5.7 hereof. Landlord's responsibilities hereunder shall consist of (1) managing, (2) cleaning and removing rubbish and dirt, (3) labor, payroll taxes, materials, and supplies, (4) all utility services utilized in connection therewith (5) maintaining, repairing, and replacing paved and unpaved surfaces, curbs, directional and other signs, landscaping, lighting facilities, drainage, and other similar items, (6) all premiums on compensation, casualty, public liability, property damage, and other insurance on the Common Area, (7) rental cost for, or straight-line depreciation on, tools, machinery, and equipment used in connection with the above, (8) all real property and personal property taxes and assessments levied or assessed against the Common Area, (9) any regulatory fee or surcharge or similar imposition imposed by governmental requirements based upon or measured by the number of parking spaces or the areas devoted to parking in the Common Area, (10) policing the parking areas (including costs of security guards, if deemed necessary by Landlord, (11) replacements, alterations or additions made in compliance with governmental requirements (the cost of such items to be depreciated or amortized as part of Common Area Costs instead of direct costs if appropriate under generally accepted accounting principles), (12) Christmas decorations, holiday decorations, promotional, (13) removal of minor quantities of hazardous or toxic materials from the Shopping Center, (14) exterior painting of buildings in the Shopping Center, (15) reasonable reserves for Common Area replacements, (16) costs of maintenance incurred pursuant to Section 8.1, below, (17) pest control; (18) trash removal for the Common Area and for tenants, unless otherwise specified in this Lease); (19)  repair, maintenance, replacement and testing of any fire monitoring or suppression systems (21) HVAC and (20) any other operating costs incurred by Landlord in operating and maintaining the Common Area.

Notwithstanding any of the foregoing, if Tenant causes additional Common Area Costs by reason of its operation, including but not limited to insurance, security or lighting for abnormal operating hours, Landlord may in its discretion charge such costs directly to Tenant rather than as part of Common Area Costs.

5.4                Records. Landlord shall keep accurate records, by utilizing an independent bookkeeper, accountant, or CPA, or property manager showing in detail all Common Area Costs incurred for a period of three (3) years after each calendar year or the maximum amount of time required by law. These records shall, upon reasonable request, be made available in person during business hours at the offices of Landlord, or Landlord’s property manager, which will be located in Las Vegas, Nevada, for inspection by Tenant. Tenant shall have no right to utilize a contingent fee inspector or auditor in connection with such inspection. Tenant shall keep the results of any such inspection confidential. A copy of the report issued by the inspector shall be furnished by Tenant to Landlord. Tenant shall be permitted to inspect Landlord's records hereunder no more than once per calendar year, and shall not have the right to dispute Common Area Costs for any calendar year more than one (1) year after the end of such calendar year. Nothing contained herein shall serve to limit Landlord's right to dispute Tenant's findings as a result of such inspection.

5.5                Tenant's Contribution. Tenant's share of Common Area Costs ("Tenant's Share") shall be calculated as the ratio which Tenant's Floor Area specified in Paragraph F of the BLP, bears to the total Floor Area then built in the Shopping Center described in Paragraph E of the BLP. Tenant shall pay to Landlord on a monthly basis, according to the terms of the BLP, at the same time(s) and in the same manner(s) as Tenant pays its monthly installments of Minimum Rent to Landlord, Tenant's Share of the amount of all Common Area Costs together with Tenant's Share of estimated Taxes pursuant to Section 6.2 and Tenant's share of estimated insurance pursuant to Sections 9.1(b) and 9.3(a) based either on (a) the amount of such expenses actually incurred for the billing period, or (b) equal periodic installments which have been estimated in advance by Landlord for a particular calendar year, in which event within sixty (60) days after each calendar year, Landlord shall furnish Tenant with a statement (“Landlord’s Operating Statement”) showing in reasonable detail: (i) the actual Common Area Costs, Taxes, and insurance for the previous calendar year; (ii) Tenant’s Share of the actual Common Area Costs, Taxes, and insurance for the previous calendar year; and (iii) the total sum of Tenant’s Share payments of the estimated Common Area Costs, Taxes, and insurance for the previous calendar year. If Tenant’s Share of the actual Common Area Costs, Taxes, and insurance for a calendar exceeds the amount of Tenant’s Share of the estimated Common Area Costs, Taxes, and insurance actually paid by Tenant for that calendar year, then Tenant shall immediately pay such deficiency to Landlord within ten (10) days after receipt of the Landlord’s Operating Statement. If Tenant’s Share of the estimated Common Area Costs, Taxes, and insurance for a calendar year exceeds Tenant’s Share of the actual Common Area Costs, Taxes, and insurance for that calendar year, then the excess shall be credited against Tenant’s share of future Common Area Costs, Taxes, and insurance. In no event shall Tenant be relieved of its obligation to pay Tenant’s Share of Common Area Costs, Taxes, and insurance if Landlord is late in sending Landlord’s Operating Statement to Tenant.

5.6                Operation and Control. Landlord shall have general possession and control of the entire Common Area and may from time to time adopt rules and regulations pertaining to the use thereof ("Rules"). The manner in which the Common Area shall be operated and maintained and the expenditures therefor shall be in Landlord's sole discretion. Landlord reserves the right to appoint a substitute operator, including but not limited to, any tenant in the Shopping Center, to carry out any or all of Landlord's rights and duties with respect to the Common Area as provided in this Lease; and Landlord may enter into a contract either by a separate document or in a lease agreement with such operator on such terms and conditions and for such period as Landlord shall deem proper; and if Landlord does so, Landlord shall pay the charges therefore from the administration fees described in Section 5.5.

5.7                Parking. Landlord shall provide Tenant and its employees, suppliers, customers and guests with sufficient non-exclusive, unreserved parking. Tenant shall have the exclusive use of three (3) reserved covered parking spaces as depicted in the attached Schedule at no additional cost to Tenant throughout the Term. Except as herein provided, Tenant acknowledges that all parking at the Shopping Center is shared on a non-exclusive basis by all tenants, licensees, guests, customers, employees, agents, representatives, and invitees. All parking lot lighting is to remain on from dusk till dawn, 7 days a week.. Tenant shall have access to the designated parking lot 24 hours a day, 7 days a week, subject to the Shopping Center’s parking regulations.

5.8                   Obstructions. No fence, wall, structure, division, rail or obstruction shall be placed, kept, permitted or maintained upon the Common Area or any part thereof by Tenant; nor shall the sale, display, advertising, promotion, or storage of merchandise or any business activities of any kind whatsoever be conducted therein without Landlord's prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion; nor shall Tenant permit any person to use the Common Area for solicitations, demonstrations, or any other activities that would interfere with the conduct of business in the Shopping Center or which might tend to create civil disorder or commotion.

ARTICLE 6

TAXES

6.0                   Personal Property Taxes. Tenant shall pay before delinquency all license fees, public charges, property taxes and assessments on the furniture, fixtures, equipment and other property of or being used by Tenant at any time situated on or installed in the Premises.

6.1                Real Property Taxes.

(a)                 From and after the Commencement Date, Tenant shall pay, as Additional Rent, any and all real property taxes and general or special assessments, and installments thereof, (including any tax on rent whether or not substituted in whole or in part for real property taxes or assessments and any license fee imposed by a local governmental body on the collection of rent, and excluding federal and state income taxes) (collectively, "Taxes"), which shall during the Term be levied or assessed against all or any portion of the Premises or imposed on Landlord. Said Taxes for the first and last years of the Term hereunder shall, if necessary, be prorated and apportioned between Landlord and Tenant to coincide with the Delivery Date and expiration of the Term. Tenant shall pay its estimated share of Taxes monthly as part of Common Area Costs pursuant to Section 5.5 and 5.7 above. Tenant hereby acknowledges that its estimated share of Taxes may include an amount reasonably estimated by Landlord to reflect a "supplemental assessment" due to initial construction, transfer or remodel of the Shopping Center, and that such portion of the estimated Taxes payable by Tenant shall be reconciled at the end of the year that the bill from the County Assessor fixing such supplemental assessment is received by Landlord.

(b)                Tenant shall be liable only for that portion of the Taxes attributable to the Premises based upon individual assessment valuations (proration) supplied by the County Assessor. Said proration shall be conclusive upon both parties unless the parties otherwise mutually agree in writing. In the absence of a proration supplied by the County Assessor or a written agreement by the parties, Tenant's share shall be determined by multiplying the amount payable set forth in the tax bill by a fraction, the numerator of which is the Floor Area of the Premises, as specified in Paragraph F of the BLP, and in which the denominator is the greater of (i) the occupied Floor Area of all premises included in the tax bill, or (ii) eighty percent (80%) of the Floor area of all premises included in the tax bill, excluding in both (i) and (ii) above the Floor Area of any spaces on separately assessed parcels to the extent the occupant(s) thereof pay such separately assessed taxes directly to the taxing authority.

(c)                 If the Premises are separately billed pursuant to a segregation, Tenant shall pay as Additional Rent the amount of such Taxes directly to the tax collector. If the Premises are not separately assessed, Tenant shall pay Tenant's share of such Taxes to Landlord as specified above. Each party shall furnish the other, upon written request, evidence of payment of such Taxes.

(d)                Tenant acknowledges and understands that in the event Landlord should at any time in the future sell the Shopping Center and/or the Premises, then there is a possibility of an increase in the Taxes which will be borne by Tenant along with other tenants in the Shopping Center.

6.2                Business Taxes. Tenant shall pay all special taxes and assessments or license fees levied, assessed or imposed by law or ordinance, by reason of the use of the Premises for the specific purposes set forth in this Lease.

ARTICLE 7

UTILITIES

From and after the Delivery Date, Tenant shall timely pay, before delinquency, all charges for water, gas, heat, air cooling, electricity, power, telephone, sewer service fees, and other utility services used on or serving the Premises during the Term. Nothing contained in this Lease shall limit Landlord in any way from granting or using easements on, across, over, and under the Shopping Center for the purpose of providing utility services. If Tenant operates any type of food service operation Landlord shall install, at Landlord’s expense, a grease trap as approved by appropriate governmental authorities. Tenant shall be responsible for the maintenance of the grease trap expense.

Notwithstanding any of the foregoing, if Tenant causes additional and/or excessive utility costs by reason of its operation (including, but not limited to, extended hours of operation), Landlord may in its sole and absolute discretion charge such additional costs directly to Tenant, as Additional Rent. Further, if Tenant shall fail to pay any utility bill prior to delinquency, Landlord shall have the right to pay same on behalf of Tenant and bill Tenant the costs incurred by Landlord, as Additional Rent. Tenant shall pay such costs to Landlord within ten (10) days after receipt of a bill therefor

ARTICLE 8

REPAIRS, MAINTENANCE, ALTERATIONS.

8.0                Landlord's Building Maintenance and Repairs. Except to the extent Tenant is obligated to perform such items of maintenance described in Section 5.3 above, Landlord shall keep in good condition and repair the foundations, roofs, and the exterior and bearing walls (including, if necessary, patching, stucco work and painting), heating, ventilation and Air-conditioning (HVAC) of the Premises and the other buildings in the Shopping Center. The cost of such repairs, painting and any necessary replacements shall be paid by Tenant as Common Area Costs as specified in Section 5.3 above.

8.1                Service Contracts. Landlord shall have the right to employ service companies to provide repair and preventative maintenance. Costs of said services shall be included in Common Area Costs and shall be prorated pursuant to Section 5.5 and 5.7.

8.2                Tenant's Maintenance and Repairs. Tenant, at its sole cost and expense, shall at all times during the Term maintain the Premises (including, without limitation, the exterior entrances, all glass, show windows and show window moldings) and all partitions, doors, door jambs, door closers, door hardware, fixtures, equipment and appurtenances thereof and systems therein (including, without limitation, the conduits, pipes, lines, ducts, vents and equipment for the electrical; sprinkler; lighting; and plumbing systems; all replacements or additions required pursuant to the ADA or any federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Premises or the construction, use or alteration thereof, whether now or hereafter enacted and in force.) in good order, condition and repair which such obligation shall include all required maintenance and making replacements when necessary or appropriate. Any equipment, facilities or fixtures shall, at Tenant's sole expense, be kept, repaired, maintained, and replaced, or added to at all times by Tenant to keep same in good order and in sanitary and safe condition and repair and in accordance with all governmental requirements (including the ADA) and insurance requirements. Tenant acknowledges that Landlord shall not be liable for any interior damage caused by roof leaks.

Should Tenant fail to make such repairs, replacements or additions or otherwise maintain the Premises within three (3) days after written demand by Landlord, or should Tenant commence but fail to complete any repairs, replacements or additions within a reasonable time after written demand by Landlord (in no event to exceed thirty (30) days), Landlord may make any such repairs, replacements or additions, without liability to Tenant for any loss or damage that may accrue to Tenant's stock or business as a result thereof, and Tenant shall pay to Landlord, as Additional Rental, the costs incurred by Landlord in the making of such repairs, replacements or additions, together with interest at the Interest Rate from the date of commencement of the work to and including the date of payment.

8.3                Alterations. Tenant shall not make any alterations, changes or improvements (collectively, "Improvements") in or to the interior or exterior of the Premises without the prior written consent of Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant may, at Tenant's sole cost and expense and upon prior written notice to Landlord, make nonstructural interior Improvements which do not affect the exterior appearance of the Premises, the cost of which does not exceed Fifteen Thousand Dollars ($15,000.00), provided that such Improvements shall not affect the HVAC, plumbing, fire detection or fire sprinkler systems serving the Premises or the Shopping Center and do not interfere with Landlord's rights reserved under this Lease. All Improvements shall become part of the realty upon installation thereof and such work, once consented to by Landlord, shall be accomplished at Tenant's sole risk. Tenant shall cause plans and specifications to be prepared by a licensed architect in connection with any work permitted or required to be made by Tenant, and Tenant shall submit the same to Landlord and shall have obtained Landlord's written approval thereof prior to commencing any such work. Tenant shall obtain the Landlord’s written consent prior to installing fitness equipment to the building structure, which consent shall not be withheld or delayed unreasonably.

8.4                Bonds/Notice. Provided that Tenant's contractor is bondable Tenant shall not be required to furnish to Landlord a Performance and Completion in connection with its Improvements. The Improvements shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants of the Shopping Center. If requested by Landlord, all construction staging shall be within the Premises or in such other area reasonably designated by Landlord. Tenant shall give Landlord not less than ten (10) days' notice in writing prior to the commencement of the Improvements and Landlord shall have the right to post a Notice of Non-Responsibility in or on the Premises, as provided by law.

8.5                Status of Alterations. Any Improvements made shall remain on and be surrendered with the Premises on the expiration or earlier termination of the Term, except that Landlord may elect within ten (10) days before or after the expiration or earlier termination of the Term, to require Tenant to remove any Improvements that Tenant has made to the Premises. If Landlord so elects, Tenant at its cost, shall restore the Premises to the condition specified in Article 19.

8.6                As-Built Plans. Within thirty (30) days after completion of any work of Improvement by Tenant, or any subtenant, Tenant shall supply Landlord with "as-built" drawings accurately reflecting all such work.

8.7                Limitation on Landlord Liability. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable in any manner for failure to make repairs required to be made by Landlord under this Lease unless and until Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence the repairs within the timeframe set forth herein following Landlord's receipt of such notice. If Landlord fails to make repairs for which it is responsible under this Lease, Tenant may, after fifteen (15) days written notice to Landlord, make all necessary repairs and submit an invoice for work performed with proof of payment to Landlord for reimbursement of all reasonable costs incurred, and in case of Landlord’s failure to issue payment for such invoices submitted, Tenant may deduct the costs thereof from all future rent obligations as they become due.

ARTICLE 9

INSURANCE

9.0                Liability Insurance.

(a)                 From and after the Delivery Date and thereafter during the Term, Tenant shall maintain in full force a policy or policies of comprehensive or commercial general liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the Premises and any portion of the Common Area which is subject to Tenant's exclusive control. Further, all such liability insurance shall include contractual, cross-liability and severability of interest clauses, products/completed operations, broad form property damage, independent contractors, owned, non-owned and hired vehicles, and if alcoholic beverages are served, sold, consumed or obtained in the Premises, liquor law liability. Said liability insurance shall be in an amount of not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily and personal injury and property damage, which amount may be reasonably increased from time to time by Landlord. Landlord shall have the right at the end of the primary term to require a commercially reasonable increase in Tenant’s liability insurance.

(b)                During the Term, subject to reimbursement from Tenants, Landlord shall maintain in full force a policy or policies of comprehensive or commercial general liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the Common Area, except any portion thereon subject to Tenant's exclusive control. Said liability insurance shall be in an amount of not less than One Million Dollars ($1,000,000.00) combined single limit for bodily and personal injury and property damage. The cost thereof shall be included within the Common Area Costs pursuant to Section 5.5 and 5.7 above.

9.1                Worker's Compensation Insurance. Tenant shall at all times maintain Worker's Compensation Insurance in compliance with Nevada law with limits of not less than One Million Dollars ($1,000,000.00) for employer's liability.

9.2                Fire Insurance.

(a)                 Landlord shall pay for and shall maintain in full force and effect during the Term of this Lease a standard form of extended coverage endorsement and standard form of lender's loss payable endorsement issued to the holder or holders of a mortgage or deed of trust secured by the Premises and on all or part of the Shopping Center in an amount equal to the full replacement cost (without deduction for depreciation) of the Premises (including but not limited to, malicious mischief, special extended coverage, sprinkler leakage coverage, rental insurance equal to Minimum Rent plus Tenant's Share of insurance, Taxes and other Common Area Cost expenses for up to one (1) year, and, at Landlord's option, earthquake, flood and environmental coverage). Tenant shall reimburse Landlord for premiums incurred by Landlord for such insurance, and for any deductible paid by Landlord in the event of a claim, as part of the Common Area Cost provisions of Section 5.5 and 5.7. If such insurance covers premises in addition to Tenant's Premises, Tenant's share of the premiums shall be based on the premium allocation made by the insurance carrier or insurance broker; and if the carrier or insurance broker does not make such allocation, then at Landlord's election, on the basis which Tenant's Floor Area, specified in Paragraph F of the BLP, bears to the greater of (i) the total occupied Floor Area covered by such insurance, or (ii) eighty percent (80%) of the total Floor Area covered by such insurance.

(b)                Tenant shall pay for and shall maintain in full force and effect during the Term a standard form policy or policies of fire, extended coverage and vandalism, with standard form of extended coverage endorsement covering all stock-in-trade, trade fixtures, equipment, and other personal property located in the Premises and used by Tenant in connection with its business.

9.3                Waiver of Subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other and its members, managers, partners, officers, directors, agents, representatives, employees, successors and assigns, for any loss or damage insured by fire, extended coverage and other property or casualty insurance policies hereunder, including consequential loss or damage, to the insured's property caused or occasioned by any peril or perils (including negligent acts) covered by any casualty policy existing for the benefit of the respective parties. The insurance policies obtained by Landlord and Tenant pursuant to this Lease shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against each other. The foregoing release and the foregoing requirement for waivers of subrogation shall be operative only so long as the same shall neither preclude the obtaining of such insurance nor diminish, reduce or impair the liability of any insurer. If Landlord has contracted with a third party for the management of the Shopping Center, the waiver of subrogation by Tenant herein shall also run in favor of such third party.

9.4                General Requirements.

(a)                 All policies of insurance to be carried hereunder by Tenant shall be written by companies acceptable to Landlord and licensed to do business in Nevada, and holding a Best's Policy Holding Rating of "A" and a size category of "XII" or better.

(b)                Tenant’s policy of public liability and automobile insurance required to be carried under Paragraphs 9.1(a) and (b) shall be primary and noncontributing with the insurance carried by Landlord.

(c)                 The policy required under Paragraph 9.1(a) shall expressly include, severally and not collectively, as named or additionally-named insured’s thereunder, Landlord and any person or firm designated by the Landlord and having an insurable interest thereunder, hereinafter called "additional insured," as their respective interests may appear.

(d)                Said insurance shall not be subject to cancellation or reduction in coverage except upon at least thirty (30) days' prior written notice to each additional insured. Certified copies of policies of insurance evidencing such coverage, together with satisfactory evidence of the payment of premiums thereon, shall be deposited with each additional insured at the commencement of the Term and not less than thirty (30) days prior to the expiration of the term of such coverage. If the primary insured fails to comply with this requirement, any additional insured may obtain such insurance and keep it in effect, and the primary insured shall pay to the additional insured the premium cost thereof upon demand with interest at the Interest Rate from date of payment by the additional insured to the date of repayment by the primary insured. All policies of insurance or certificates evidencing same must contain a provision that the company writing the policy will give to Landlord thirty (30) days' prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance.

(e)                 If Tenant fails to provide a proper certified copy of policies of insurance, together with satisfactory evidence of the payment of premiums thereon, at least fifteen (15) days prior to the Delivery Date and thereafter at least fifteen (15) days prior to the expiration of each policy, Landlord may procure such insurance and add the cost thereof to the next monthly Additional Rent due from Tenant with interest thereon at the Interest Rate.

(f)                  No policy required to be maintained by Tenant shall have a deductible greater than Ten Thousand Dollars ($10,000.00) unless approved by Landlord in writing.

(g)                The minimum limits of coverage required of Tenant hereunder are subject to increases in amount as Landlord may reasonably require from time to time, based on then-current limits in similar shopping centers in the vicinity of the Premises.

9.5                Blanket Insurance. Each party shall be entitled to fulfill its insurance obligations hereunder by maintaining a so-called "blanket" policy or policies of insurance in such form as to provide by specific endorsement coverage not less than that which is required hereunder for the particular property or interest referred to herein.

9.6                Tenant's Work. During the construction of Tenant's Work (as defined in Exhibit C), if any, or any Improvements to the Premises, Tenant shall procure and maintain any insurance policies designated necessary by Landlord with regard to Tenant's construction, including, but not limited to, contingent liability and "all risks" builders' risk insurance, in amounts acceptable to Landlord. Tenant’s Work shall include, without limitation, wall finishes, floor finishes, and all trade fixtures and equipment, including related installation costs.

ARTICLE 10

DAMAGE AND RESTORATION

10.0             Duty to Restore. If the improvements on the Premises or the Shopping Center are partially or totally damaged by fire or other casualty so as to become partially or totally un-tenantable, which damage is insured against under any policy of fire or extended coverage insurance then covering the damaged improvements, this Lease shall not terminate and said improvements shall be rebuilt by Landlord at Landlord's expense unless Landlord elects to terminate this Lease as provided in Section 10.2, below.

10.1             Election to Terminate. Landlord shall have the sole and absolute right to terminate this Lease in the event any of the following events occur: (a) (i) the improvements on the Premises are damaged by an insured casualty to the extent of at least fifty percent (50%) of the cost to repair or replace at the time of loss without deduction for physical depreciation ("Replacement Cost") other than a casualty event occurring during the last three (3) years of the Term or (ii) the Shopping Center, (whether or not the Premises are a part thereof), is damaged by an insured casualty to the extent of at least fifty percent (50%) of Replacement Cost during the Term other than during the last three (3) years of the Term; or (b) the improvements on the Premises or the Shopping Center (whether or not the Premises are a part thereof), are damaged by an insured casualty to the extent of at least ten (10%) of the Replacement Cost during the last three (3) years of said Term or (c) the improvements on the Premises or the Shopping Center (whether or not the Premises are a part thereof), are damaged by an uninsured cause at any time during the Term, or (d) the improvements on the Premises or the Shopping Center (whether or not the Premises are a part thereof), are damaged by and insured casualty or by an uninsured cause during any extension or renewal of the Term. Landlord shall, within not more than ninety (90) days after notice of any such casualty under section 10.2, notify Tenant of Landlord's election either to terminate this Lease or to restore the improvements on the Premises and/or such portion of the improvements in the balance of the Shopping Center as in Landlord's sole discretion is necessary to create an economically feasible commercial unit. If Landlord elects to repair or restore the damaged improvements, then with respect to the Premises, Landlord and Tenant each shall restore them in the same manner and to the same extent as work was done by each of them in the original construction and fixturizing of the improvements. If Landlord elects not to restore as aforesaid, this Lease shall terminate effective as of the date of such casualty upon the giving of notice of such election by Landlord. If Landlord elects to restore or fails to give notice of its election as aforesaid, then this Lease shall remain in full force and effect.

10.2             Rent After Damage/Distribution of Proceeds. If this Lease is not terminated as provided in Section 10.2, then during the period of repair and restoration the Minimum Rent and the Common Area Costs payable by Tenant shall be proportionately reduced or abated in the same proportion that Tenant is unable to use the Premises, but in no event shall the amount abated pursuant to this Section 10.3 exceed the amount of rental insurance proceeds actually received by Landlord. If this Lease is terminated as provided in Section 10.2, all proceeds from the fire insurance carried pursuant to Section 9.3(a) and all insurance covering Tenant's leasehold improvements, but excluding proceeds for trade fixtures, merchandise, signs and other personal property, shall be disbursed and paid to Landlord. Notwithstanding the foregoing, Tenant shall be entitled, to the extent of any separate award for such item, to an amount equal to the unamortized portion of Tenant's leasehold improvements paid for by Tenant, amortized in accordance with standard accounting practices.

ARTICLE 11

EMINENT DOMAIN

11.0             Definition. If there is any taking of or damage to all or any part of the Shopping Center or any interest therein because of the exercise of the power of eminent domain (including a taking pursuant to inverse condemnation), whether by condemnation proceedings or otherwise, or any transfer of any part thereof or any interest therein made in avoidance thereof (all of the foregoing being hereinafter referred to as "Taking") before or during the Term hereof, the rights and obligations of the parties with respect to such Taking shall be as provided in this Article 11.

11.1             Total Condemnation. If there is a Taking of all of the Premises, this Lease shall terminate as of the date of such Taking.

11.2             Partial Condemnation. If twenty-five percent (25%) or more of the Floor Area of Tenant's Premises shall be taken, either party shall be entitled to terminate this Lease, or if twenty-five percent (25%) or more of the Floor Area of all buildings in the Shopping Center shall be taken whether the Premises are taken or not, Landlord shall be entitled to elect to terminate this Lease; and the terminating party shall give the other party written notice of such election not later than thirty (30) days after the date Landlord delivers notice to Tenant that possession or title to the portion of the Premises or buildings in the Shopping Center taken has vested in the condemnor. If neither party gives such notice or less than twenty-five percent (25%) of the Floor Area of either the Premises or buildings in the Shopping Center shall be taken, this Lease shall remain in full force and effect and Rent shall be adjusted as provided in Section 11.7.

11.3             Common Area. If twenty-five percent (25%) or more of the Common Area within a radius of two hundred (200) feet from the main entrance to the Premises shall be taken, either party shall be entitled to elect to cancel and terminate this Lease and shall give the other party written notice of such election not later than thirty (30) days after the date Landlord delivers notice to Tenant that possession or title to said portion of the Common Area taken has vested in the condemnor. If neither party gives such notice or more than seventy-five percent (75%) of said portion of the Common Area will be available after such Taking, this Lease shall remain in full force and effect. In no event shall Tenant have the right to terminate this Lease pursuant to this Section 11.4 if Landlord provides additional Common Area which, when combined with the remaining Common Area, provides a Common Area which is at least seventy-five percent (75%) as large as said portion of the Common Area before the Taking.

11.4             Termination Date. If this Lease is terminated in accordance with the provisions of this Article 11, such termination shall become effective as of the date physical possession of the condemned portion is taken.

11.5             Repair and Restoration. If this Lease is not terminated as provided in this Article 11, Landlord shall at its sole expense restore with reasonable diligence the remainder of the improvements occupied by Tenant and/or Common Area so far as reasonable to a complete unit of like quality, character, and condition as that which existed immediately prior to the Taking, provided that the scope of the work shall not exceed the scope of the work to be done by Landlord originally in constructing the Premises, and further provided that Landlord shall not be obligated to expend an amount greater than that which was awarded to Landlord as compensation for such Taking.

11.6             Rent Adjustment. If this Lease is not terminated as provided in this Article 11, the Minimum Rent shall be reduced by that proportion which the Floor Area taken from the Premises bears to Tenant's total Floor Area immediately before the Taking, and Additional Rent items based on Floor Area shall similarly be adjusted. There shall be no other abatement.

11.7             Award. The entire award or compensation in such Taking proceedings, whether for a total or partial Taking or for diminution in the value of the leasehold or for the fee, shall belong to and be the sole property of Landlord; provided that Tenant shall be entitled to recover from the condemnor such compensation as may be separately awarded by the condemnor to Tenant or recoverable from the condemnor by Tenant in its own right for (a) the Taking of non-movable trade fixtures and equipment owned by Tenant (meaning personal property, whether or not attached to real property, which may be removed without injury to the Premises), and (b) the expense of removing and relocating such trade fixtures and equipment, and for no other cause.

ARTICLE 12

INDEMNITY; WAIVER

12.0             Indemnity. Tenant shall indemnify, defend and save Landlord and its members, managers, partners, directors, officers, shareholders, employees, representatives, agents, successors, and assigns harmless from and against any and all liens, claims, demands, actions, causes of action, obligations, penalties, charges, liability, damages, loss, cost or expense, including reasonable attorneys' fees for the defense thereof, arising from or in connection with the conduct or management of the business conducted by Tenant on the Premises, wherever occurring, or the use or occupancy of Tenant's Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from violations of or noncompliance with any governmental requirements or insurance requirements, or from any acts or omissions of Tenant or any person upon Tenant's Premises or the Shopping Center by license or invitation of Tenant or occupying Tenant's Premises or any part thereof under Tenant.

12.1             Waiver. All property kept, stored or maintained on Tenant's Premises shall be so kept, stored or maintained at the sole risk of Tenant; and except in the case of Landlord's willful misconduct, Landlord shall not be liable for damage thereto, and Tenant waives all claims against Landlord for damage to persons or property sustained by Tenant or by any other person or entity resulting from (a) the building in which the Premises are located or any roof or the Premises or any equipment located therein not being kept in good condition, (b) the acts or omissions of any persons present in the Shopping Center or renting or occupying any part of the Shopping Center, (c) loss or damage resulting to Tenant or its property from burst, stopped or leaking sewers, pipes, conduits, or plumbing fixtures, (d) interruption of any utility services, or from any failure or defect in any electric line, circuit, or facility or any other type of improvement or service on or furnished to Tenant’s Premises, or (e) any incident in, on, or about Tenant’s Premises or the building in which Tenant’s Premises are located. Landlord shall have no liability for the conduct of others upon the Premises or the Shopping Center. In no event shall Landlord be liable for any consequential damages.

The indemnities contained in this Article 12 shall survive the expiration or earlier termination of this Lease.

ARTICLE 13

SIGNS AND ADVERTISING

13.0             General. All signage and other advertising media shall be subject to Landlord's prior written approval, which approval shall not be unreasonably delayed or withheld, and comply with the sign criteria set forth as Exhibit B ("Sign Criteria"). Landlord has approved the proposed signage attached hereto as Exhibit B-1 which Tenant intends to use on the Premises and the common areas after the Commencement Date.

13.1             Interior. Subject to the foregoing, Tenant may at its own expense erect and maintain upon the interior sales areas of the Premises all signs and advertising matter customary and appropriate in the conduct of Tenant's business which comply with governmental requirements and the Sign Criteria, subject to Landlord's right to remove any signs or advertising matter which violate any provisions of this Lease.

13.2             Exterior. Subject to approval by Landlord and Tenant, Landlord shall erect an exterior sign on its sign band which conforms to the Sign Criteria and governmental requirements at Landlord’s expense. Tenant shall also have the right to install monument signage at Tenant’s expense. Except for those signs and advertising devices which conform to the Sign Criteria and governmental requirements, Tenant shall not erect, place, paint, and maintainin or on the Premises, any sign, exterior advertising medium, or any other object of any kind whatsoever, including paper or cardboard signs, temporary signs (exclusive of contractor signs), stickers or decals (whether an advertising device or not), which are visible or audible outside of the Premises. The foregoing shall permit the placement at the entrance of each tenants' space of a small sticker or decal indicating hours of business, emergency telephone numbers and anything required by applicable regulatory agencies. Tenant shall not change the color, size, location, composition, wording, or design of any sign or advertisement on the Premises that may have been theretofore approved by Landlord and governmental authorities without the prior written approval of Landlord and said authorities. Tenant shall be responsible for all repairs as the result of removal and change to Tenant’s exterior signage. Tenant shall at its own expense maintain and keep in good repair all installations, signs, and advertising devices which it is permitted by Landlord to maintain and shall pay all charges required to keep them in good repair. Tenant must secure a sign contract within thirty (30) days of execution of this Lease. Failure to do so shall be a material Default of this Lease entitling Landlord to exercise any of its remedies hereunder including, without limitation, performing Tenant's obligations at Tenant's cost as contemplated by Section 8.3. Tenants' sign must be installed and operating on or before the date Tenant opens for business and such sign shall be deemed part of the realty once installed. Tenant's sign shall be duly inspected and approved by the appropriate governmental department or authority. Tenant shall provide Landlord with a copy of the signed inspection report evidencing such approval within ten (10) days after its receipt by Tenant. In the event Landlord remodels the Shopping Center, Tenant shall, within six (6) months following completion of the remodeling cause Tenant's sign to conform to any new sign criteria then promulgated for the Shopping Center.

ARTICLE 14

LIENS

Tenant shall keep the Premises and the Shopping Center free of any liens or claims of lien arising from any work performed, material furnished, or obligations incurred by or on behalf of Tenant in connection with the Premises. If Tenant disputes the correctness or validity of any claim of lien, Tenant shall, within ten (10) days after written request by Landlord, record a statutory lien release bond as will release said property from the lien claimed and thereafter renew such bond as required. If Tenant fails to obtain such bond within such ten (10)-day period, Landlord may procure same and the costs incurred by Landlord in procuring such bond, together with interest thereon at the Interest Rate, shall be immediately payable by Tenant to Landlord as Additional Rent.

ARTICLE 15

ENTRY BY LANDLORD

Landlord and its agents, contractors and employees may enter the Premises at all reasonable times with reasonable verbal or written notice, except in the case of an emergency, (a) to examine the Premises, (b) to perform any obligation or exercise any right or remedy of Landlord under this Lease, (c) to make repairs, alterations, improvements or additions to the Premises or to other portions of the Shopping Center as Landlord deems necessary or desirable, (d) to perform work that Landlord deems necessary to prevent waste or deterioration in connection with the Premises should Tenant fail to commence and complete such repairs as required pursuant to Section 8.3; and (e) to show same to prospective lenders, purchasers or tenants.

ARTICLE 16

FORCE MAJEURE

If either party is delayed in the performance of any covenant of this Lease because of (a) acts of the other party, (b) acts of nature , (c) war, riot, labor disputes, (d) inability to procure or general shortage of labor or materials in the normal channels of trade, (e) delay in transportation, (f) fire or other casualty, or (g) any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing, financial inability excepted, (collectively, "Force Majeure") then such performance shall be excused for the period of the Force Majeure delay and the period for such performance shall be extended for a period equivalent to the period of such Force Majeure delay, except that the foregoing shall in no way affect Tenant's obligation to pay Minimum Rent and Additional Rent during the Term of this Lease.

ARTICLE 17

ASSIGNMENT AND SUBLETTING

17.0             Consent Required. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not assign this Lease or any interest herein or sublet, license, grant any concession, or otherwise give permission to anyone to use, control, license or occupy all or any part of the Premises (collectively "Assign" or "Assignment") without the prior written consent of Landlord. The sale, assignment, transfer, or disposition, whether for value, by operation of law, gift, will, or intestacy, of (a) twenty-five percent (25%) or more of the outstanding stock of Tenant if Tenant is a corporation, or (b) the interest of any general partner, member, joint venturer, associate, or cotenant, if Tenant is a partnership, limited liability company, joint venture, association, or co-tenancy, shall be deemed an Assignment of this Lease under this Article 17, whether such transfer is legal, equitable, otherwise, or a combination thereof. In case of Assignment of this Lease, Tenant shall not misrepresent ownership of Landlord’s Equipment by business and must disclose that Landlord controls the title to all equipment purchased and installed for the purposes of Tenant Improvement.

17.1             If Tenant or any guarantor of this Lease is a corporation, then the merger, consolidation or reorganization of such corporation and/or the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock by Tenant or any guarantor of this Lease or the stockholders of record of any of them, which results in a change in the voting control of Tenant or any guarantor of this Lease, shall constitute an Assignment of this Lease and shall be subject to Landlord's prior approval, such approval shall not be unreasonably withheld along with the other conditions of this Section 17.1. If Tenant or any guarantor of this Lease is a joint venture, partnership or other association, then for all purposes of this Section 17.1, the sale, issuance or transfer, cumulatively or in one transaction, within any five-year period of either voting control or of a twenty-five percent (25%) or greater interest, or the termination of any limited liability company, joint venture, partnership or other association, shall constitute an Assignment of this Lease and shall be subject to Landlord's prior approval and the other conditions of this Section 17.1. Notwithstanding the foregoing, if at any time Tenant or any guarantor is a publicly-traded company listed on the New York Stock Exchange or other similar recognized national stock exchange, transactions with respect to its securities effected through such stock exchange shall not constitute an Assignment of this Lease for purposes of this Article 17.

17.2             Procedure. Any request by Tenant to Landlord for Landlord's consent to any Assignment shall be accompanied by the following:

(a)                 Complete financial information with respect to the proposed assignee or subtenant, including, but not limited to, the Tax Identification Number and driver's license number of the proposed assignee or subtenant;

(b)                Copies of all documents in connection with such Assignment including, where appropriate, copies of documents with respect to a sale of Tenant's business;

(c)                 A detailed description of the business experience of the proposed assignee or subtenant;

(d)                A Seventeen Hundred and Fifty Dollar ($1,750) payment, which amount shall be increased annually in accordance with changes in the Index to cover Landlord's handling charges for each such Assignment it is requested to approve;

(e)                 Certificate of good standing from the assignee company’s state of domicile;

(f)                  Personal guarantee of the Lease by the owners of the assignee, if assignee is a legal entity;

(h)       Profit & Loss Statements and tax filings of the assignee and guarantor for the prior three years.

17.3             Standards for Consent. Tenant agrees that Landlord may refuse its consent to the proposed transfer on any reasonable grounds, and (by way of example and without limitation) Tenant agrees that it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist: (a) the use to which the Premises will be put by the proposed transferee is different than the use set forth in Paragraph G of the BLP; (b) the proposed transferee's financial condition is inadequate, in Landlord’s sole discretion, to support all of the financial and other obligations of Tenant under this Lease; (c) the business reputation or character of the proposed transferee is not reasonably acceptable to Landlord; (d) the proposed transferee is not likely to conduct on the Premises a business of a quality substantially equal to or greater than that conducted by Tenant; (e) the nature of the proposed transferee's proposed or likely use of the Premises would impose an increased burden on the Common Area, or involve any increased risk of the presence, use, release or discharge of Hazardous Materials, as defined in Article 30; (f) Landlord has not received assurances acceptable to Landlord in its sole discretion that all past due amounts owing from Tenant to Landlord, if any, will be paid and all other defaults on the part of Tenant, if any, will be cured prior to the effective date of the proposed Assignment; (g) in Landlord's reasonable business judgment the annual Percentage Rent Landlord anticipates receiving from the proposed transferee is less than the average Percentage Rent Landlord has received from Tenant during the two (2) years immediately prior to the proposed Assignment; and (h) in Landlord’s reasonable business judgment the Assignment would breach any covenant of Landlord respecting radius, location, use or exclusivity relating to the Shopping Center, or, in Landlord's sole discretion, conflict with, be incompatible with or have an adverse impact on the tenant mix of the Shopping Center.

Landlord's consent to any one Assignment shall not constitute consent to any other Assignment.

17.4             No Release. In the event of any Assignment of this Lease, Tenant shall remain primarily liable for its covenants hereunder. In the event of any Assignment the assignee or subtenant shall agree in writing to perform and be bound by all of the covenants of this Lease required to be performed by Tenant. Landlord's consent to any Assignment shall not relieve Tenant from each and all of Tenant's obligations hereunder and Tenant shall continue to remain jointly and severally liable hereunder with said assignee or subtenant.

17.5             Landlord's Rights with Respect to Tenant's Assignment or Subletting. In the event that Tenant makes a request to Landlord seeking Landlord's consent to an Assignment, or in the event that Tenant makes or suffers such Assignment without Landlord's written consent (including an Assignment by operation of law), then such request for consent, or such act or sufferance or Assignment shall be deemed to grant an option to Landlord to terminate this Lease subject to Section 17.3 above, and the tenancy created hereby (including any subtenancies). Such option must be exercised by Landlord within sixty (60) days after the date it has actual notice of such Assignment. Upon the exercise of said option by Landlord, Tenant shall have a reasonable time, not exceeding the end of the succeeding calendar month, within which to vacate the entirety of the Premises, at which date the tenancy created by this Lease shall be deemed to have terminated, and any further occupancy by Tenant (and those holding under Tenant) shall constitute an unlawful detention. Landlord may exercise the rights granted in this Section 17.5 at any time prior to receiving written notice if Landlord has actual knowledge of such Assignment. Any Assignment without the prior written consent of Landlord shall be voidable at the election of Landlord and shall constitute a Default under this Lease. Notwithstanding the foregoing, in the event Tenant has requested Landlord's consent to an Assignment, Tenant shall have the right to nullify Landlord's election to terminate this Lease, as provided in this Section 17.5, by withdrawing in writing its request to Landlord seeking Landlord's consent to the Assignment within ten (10) days after receipt of Landlord's written notice electing to terminate the Lease hereunder.

17.6             Excess Rent. Should Tenant, with or without Landlord's consent, Assign this Lease, Tenant hereby assigns to Landlord and Landlord shall be entitled to receive, all consideration payable to or received by Tenant pursuant to such Assignment which exceeds the Minimum Rent payable by Tenant under this Lease: it being the intent that all increased rents or leasehold bonus value relating to any interest in the Premises shall accrue to Landlord. If there is any question as to whether consideration received represents rent or leasehold bonus value consideration or not, the amount of such consideration to which Landlord shall be entitled shall be based on the difference between the current Minimum Rent payable by Tenant under the Lease and the then fair market rental value of the Premises, including the average of Minimum Rent and Percentage Rent for a thirty-six (36) month period ended immediately prior to the date the fair market rental value of the Premises is determined. If Landlord and Tenant are unable to agree on the fair market rental value of the Premises, such fair market rental value shall be determined in accordance with the following: The Premises shall be appraised by an M.A.I. Appraiser chosen by Landlord ("First Appraiser"). If the appraisal determined by the First Appraiser is deemed unacceptable by Tenant, then Tenant shall so advise Landlord in writing within ten (10) working days after receipt of the appraisal by the First Appraiser and Tenant shall have the right to engage an M.A.I. Appraiser ("Second Appraiser"), at Tenant’s sole expense, to appraise the Premises. In the event Landlord shall deem the appraisal by the Second Appraiser to be unacceptable, then Landlord shall advise Tenant within ten (10) working days after receipt of the appraisal by the Second Appraiser, and the First Appraiser and Second Appraiser shall together choose an M.A.I. Appraiser ("Third Appraiser"). The cost of the Second and Third Appraisers shall be borne by Tenant. If the appraisal determined by the Third Appraiser is greater than the highest appraisal or lower than the lowest appraisal given by the First Appraiser and Second Appraiser, then the appraisal shall be the average of the first two (2) appraisals. If the appraisal determined by the Third Appraiser is not greater than the highest appraisal nor lower than the lowest appraisal determined by the First Appraiser and Second Appraiser, then the appraisal shall be the sum of the appraisals of the First Appraiser, Second Appraiser and Third Appraiser, divided by three (3). The appraisal process shall commence not later than forty-five (45) days prior to the effective date of the Assignment and be concluded within thirty (30) days after the start of such forty-five (45) day period. The appraisal shall be limited to the then prevailing fair market rental value of the Premises.

17.8       Reasonableness of Restrictions. Tenant acknowledges and agrees that each of the rights of Landlord set forth in Section 17, above, in the event of a request for Landlord's consent to an Assignment is a reasonable restriction for purposes of Nevada law.

ARTICLE 18

NOTICES

Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by telegram, mailgram or same-day or overnight private courier, addressed to the party to be served at the addresses indicated in Paragraphs N or O of the BLP or such other address as the party to be served may from time to time designate in a Notice to the other party and/or pursuant to applicable Nevada law ("Notices"). Notice personally served shall be effective when delivered to the party upon whom such Notice is served. If served by registered or certified mail, Notice shall be conclusively deemed served on the date shown on the return receipt, but if delivery is refused or the Notice is unclaimed, Notice shall conclusively be deemed given forty eight (48) hours after mailing. If served by telegram, mailgram or private courier, Notice to the addressee shall be conclusively deemed given as confirmed by the telegraphic agency or private courier service making delivery. Copies of any Notice shall be sent to the addresses, if any, designated for service of copies of Notices in Paragraphs N and O of the BLP; but the inadvertent failure to serve a copy of a Notice, either to the address so designated or in the manner provided in this Section, shall not render service of Notice invalid if the original Notice is served in accordance with this Section. Notice given by facsimile or telecopy shall not be effective unless receipt of such Notice is acknowledged by the recipient in writing, in which case the effective date of such Notice shall be the date of such written acknowledgement. Each party that executes this Lease as a Tenant specifically agrees and consents that service of legal process to Tenant may be effected in the manner(s) permitted above at the address specified in Paragraph O of the BLP. Service shall be deemed to be completed as provided above.

ARTICLE 19

SURRENDER OF POSSESSION

19.0             Surrender. Prior to the expiration or earlier termination of the tenancy created hereunder, whether by lapse of time or otherwise, Tenant shall remove all signs and surrender the Premises broom clean and in the same condition and repair as at the Delivery Date, ordinary wear and tear excepted.

19.1             Holding Over. Should Tenant hold over in the Premises beyond the expiration or earlier termination of this Lease, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as a tenant at will, subject to all of the terms and conditions in this Lease, except that for the first thirty (30) days of such holdover the Minimum Annual Rental shall be an amount equal to two (2) times the sum of Minimum Rent and Percentage Rent (collectively, "Base") which was payable by Tenant for the twelve (12)-month period immediately preceding the expiration or earlier termination of this Lease, and thereafter shall be three (3) times Base until the holdover is terminated. In the event that Tenant fails to surrender the Premises upon the expiration or earlier termination of the Lease, Tenant shall indemnify and hold harmless from all loss or liability which may accrue therefrom including, without limitation, any claims made by any succeeding tenant founded on or resulting from Tenant’s failure to surrender. Acceptance by Landlord of any Minimum Rent, Percentage Rent or Additional Rent after the expiration or earlier termination of this Lease shall not constitute a consent to a holdover hereunder, shall not constitute acceptance of Tenant as a tenant at will, and shall not result in a renewal of this Lease unless Landlord expressly acknowledges such consent in writing at that time.

19.2             Removal of Tenant's Property. Upon the expiration of the Term of this Lease or upon any earlier termination thereof, Tenant shall remove at its own expense all trade fixtures, equipment, merchandise, and personal property (collectively called "Tenant's Property" in this Lease) which were installed by Tenant or any subtenant, concessionaire or licensee in or upon the Premises; but if Tenant is in Default (as defined in Article 24 below), Tenant shall not remove Tenant’s Property unless notified by Landlord to do so. In case of any injury or damage to the building or any portion of the Premises resulting from the removal of Tenant's Property, Tenant shall promptly pay to Landlord the cost of repairing such injury or damage, with interest thereon at the Interest Rate (as defined in Section 3.5). Tenant shall complete such removal by the time provided in Section 19.1 unless prevented from so doing by a Force Majeure event, otherwise Landlord may, at Landlord's option, retain any or all of Tenant's Property; and title thereto shall thereupon vest in Landlord without the execution of documents of sale or conveyance by Tenant, or Landlord may remove any or all items of Tenant's Property from the Premises and dispose of them in any manner Landlord sees fit, and Tenant shall pay upon demand to Landlord the actual expense of such removal and disposition together with interest from the date of payment by Landlord until repayment by Tenant.

ARTICLE 20

QUIET ENJOYMENT

Subject to the provisions of this Lease (including, but not limited to, the provisions of Section 31.23, below), the terms of any Agreements and conditioned upon performance of all of the provisions to be performed by Tenant hereunder, Landlord shall secure to Tenant during the Term the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto.

ARTICLE 21

SUBORDINATION AND ATTORNMENT

21.0             Lender’s Cure. It is understood that Lender shall have the right, but not the obligation, to cure any default on the part of Landlord. Tenant agrees that if a Lender shall succeed to the interest of Landlord under this Lease, neither the Lender nor its successors or assigns shall be: (a) liable for any prior act or omission of Landlord, (b) subject to any claims, offsets, credits or defenses which Tenant might have against any prior landlord (including Landlord); or (c) bound by any assignment (except as otherwise expressly permitted hereunder), surrender, release, waiver, amendment or modification of the Lease made without such Lender's prior written consent; or (d) obligated to make any payment to Tenant or be liable for refund of all or any part of any Security Deposit, or other prepaid charge to Tenant held by Landlord for any purpose unless the Lender shall have come into exclusive possession of such Security Deposit, or charge. In addition, if a Lender shall succeed to the interest of Landlord under this Lease, the Lender shall have no obligation, nor incur any liability, beyond its then equity interest, if any, in the Property. In the event that a Lender (or any person or entity to whom the Mortgage may subsequently be assigned) notifies Tenant of a default under the Mortgage and demands that Tenant pay its Rent and all other sums due under this Lease to the Lender, Tenant shall honor such demand without inquiry and pay its Rent and all other sums due under this Lease directly to the Lender or as otherwise required pursuant to such notice, unless notified otherwise by Landlord.

21.1             Lease Subordinate. Tenant agrees and acknowledges that at Lender's election this Lease shall be subordinate to the lien of any Mortgage, but that, at the Lender's election, this Lease may be made prior to the lien of any Mortgage, and in the event a Lender succeeds to the interest of Landlord under this Lease, then at the Lender's election (a) Tenant shall be bound to the Lender under all of the terms, covenants and conditions of this Lease for the remaining balance of the Term hereof, with the same force and effect as if the Lender were the lessor hereunder, and Tenant does hereby agree to attorn to the Lender as its lessor without requiring the execution of any further instruments immediately upon the Lender succeeding to the interest of Landlord under this Lease; provided, however, that Tenant agrees to execute and deliver to the Lender any instrument reasonably requested by it to evidence such attornment; and (b) subject to the observance and performance by Tenant of all the terms, covenants and conditions of this Lease on the part of the Tenant to be observed and performed, the Lender shall recognize the leasehold estate of Tenant under all of the terms and conditions of this Lease for the remaining balance of the Term with the same force and effect as if the Lender were the lessor under the Lease.

ARTICLE 22

ESTOPPEL CERTIFICATES

Within ten (10) days after receipt of written request therefor, Tenant agrees to execute and deliver without cost or expense to the Landlord or such Lender requesting same, an Estoppel Certificate substantially in the form of Exhibit F ("Estoppel") certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which all Minimum Rent and any Additional Rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom Landlord or such Lender may be dealing. Failure of Tenant to execute and deliver such Estoppel within the time period specified above shall constitute, at Landlord's election, either (a) a Default by Tenant under this Lease, or (b) acceptance of the Premises by Tenant and Tenant's acknowledgment that the statements set forth in the Estoppel are true and correct, without exception. Further, for each day that Tenant fails to exclude and deliver such Estoppel beyond the time period specified above, Tenant shall pay to Landlord a service charge of One Hundred Dollars ($100.00) per day.

ARTICLE 23
OMITTED

ARTICLE 24

DEFAULT

24.0             Events of Default. Should Tenant at any time be in default with respect to any payment of Minimum Rent or Additional Rent or any other charge payable by Tenant pursuant to this Lease for a period of five (5) days after written notice from Landlord to Tenant (provided, however, any notice shall be in compliance with any notice required under Nevada Law), or should Tenant be in default in the prompt and full performance of any other of its promises, covenants or agreements herein contained for more than a reasonable time (in no event to exceed thirty (30) days) after written notice thereof from Landlord to Tenant specifying the particulars of the default (provided, however, any notice shall be in compliance with any notice required under Nevada law), or should Tenant vacate or abandon the Premises, or should Tenant make any general assignment for the benefit of creditors, or should there be filed against Tenant a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, same is dismissed within sixty (60) days), or should Tenant institute any proceedings under the Bankruptcy Code or any similar or successor statute, code or act, or should an appointed trustee or receiver take possession of Tenant's assets located at the Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days, or should of Tenant's assets located at the Premises or Tenant's interest in this Lease be attached or judicially seized where the seizure is not discharged within thirty (30) days, then Landlord may treat the occurrence of any one (1) or more of the foregoing events as a breach of this Lease ("Default") and, in addition to any or all other rights or remedies of Landlord by law provided, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to Tenant or any other person, (a) to declare the Term ended and to re-enter and take possession of the Premises and remove all persons therefrom, or (b) without declaring this Lease terminated and without terminating Tenant's right to possession, to re-enter the Premises and occupy the whole or any part for and on account of Tenant and to collect any unpaid rentals and other charges which have become payable or which may thereafter become payable, or (c) even though it may have re-entered the Premises as provided in subparagraph (b) above, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. In any case in which Landlord shall re-enter and occupy the whole or any part of the Premises, by unlawful detainer proceedings or otherwise, Landlord, at its option, may repair, alter, subdivide or change the character of the Premises from time to time in such manner as Landlord deems best, may relet the Premises or any part thereof and receive the rents therefor, and none of such actions shall constitute a termination of this Lease, a release of Tenant from any liability hereunder, or result in the release or exoneration of any guarantor. Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Minimum Rent or Additional Rent or other charges later accruing by any re-entry of the Premises pursuant to subparagraph (b) above, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease.

24.1             Termination of Lease. Should Landlord elect to terminate this Lease pursuant to the provisions of Sections 24.1 (a) or (c) above, Landlord may recover from Tenant, as damages, the following: (a) The worth at the time of award of any unpaid rental which had been earned at the time of the termination, plus (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided, plus (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, plus (d) any other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to, any costs or expenses incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorneys' fees therefor, (ii) maintaining or preserving the Premises after any default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises, (iv) leasing commissions, or (v) any other costs necessary or appropriate to relet the Premises, plus (e) at Landlord's election, any other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Nevada.

As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the maximum lawful rate. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Shopping Center at the time of award plus one percent (1%).

24.2             Definition of Rental. For purposes of this Article 24 only, the term "rental" shall be deemed to be Minimum Rent, Percentage Rent, Additional Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease. For the purpose of calculating Percentage Rent due under the provisions of Section 24.2(c) above, the same shall be computed on the basis of the average monthly amount accruing during the immediately preceding sixty (60)-month period, except that if it becomes necessary to compute Percentage Rent before the sixty (60)-month period has occurred, then Percentage Rent shall be computed on the basis of the average monthly amount accruing during the Term.

24.3             Nonmonetary Defaults. Notwithstanding any other provision of this Article 24, if the Default complained of, other than a Default for the payment of monies, cannot be rectified or cured within the period requiring rectification or curing, as specified in the written notice relating to the Default, then, as to a Default susceptible to being cured, the Default shall be deemed to be rectified or cured if Tenant, within the notice period, shall have commenced to rectify or cure the Default and shall thereafter diligently and continuously prosecute same to completion, in no event to exceed forty-five (45) days.

24.4             Assignment of Rents and Profits. In the event of Default by Tenant hereunder, Tenant hereby grants to and confers upon Landlord the right, power and authority, at Landlord's sole option and without affecting any of Landlord's other rights or remedies hereunder, to collect all rents and profits received by Tenant as a result of the possession by Tenant of the Premises. Such amounts shall include, but shall not be limited to, amounts due under sublease, license or concession arrangements. Upon any such default, Landlord shall have the right to collect such rents and profits, including those past due and unpaid. The collection of such rents and profits shall not cure, waive or satisfy any Default or notice of Default hereunder.

24.5             Use of Tenant's Property. If Landlord elects to re-enter the Premises without termination, as provided in Section 24.1(b), Landlord may at Landlord's election use Tenant's personal property and trade fixtures or any of such property and fixtures without compensation and without liability for use or damage, or store them for the account and at the cost of Tenant. The election of one remedy for any one item shall not foreclose an election of any other remedy for another item or for the same item at a later time.

24.6             Injunctive Relief. In addition to the other remedies provided in this Lease, Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease and to a decree compelling performance of any covenant, agreement, condition or provision of this Lease and to any other remedy allowed to Landlord at law or in equity.

24.7             Indemnification. Nothing in this Article 24 shall be deemed to affect Landlord's right to defense and indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

24.8             Notice of Termination. No reentry or re-letting of the Premises shall be construed as an election by Landlord to terminate Tenant's right to possession and this Lease unless a written notice of such intention is given by Landlord to Tenant; and notwithstanding any such re-letting without such termination, Landlord may at any time thereafter elect to terminate Tenant's right to possession and this Lease in the event that at such time Tenant remains in default hereunder.

24.9             Waiver of Notice; Performance by Landlord. Notwithstanding any provision of this Article 24, (a) if Tenant is required to comply with any governmental requirement and so long as Tenant or tenant’s representative has received notice of the governmental requirement, Tenant shall not be entitled to notice of default from Landlord and right to cure beyond the period within which such compliance may be required by such governmental requirement; or (b) if this Lease expressly provides that this Lease may be terminated effective on service of notice, Tenant shall be entitled to cure its default only if the right to cure is required by law; or (c) if in Landlord's judgment the continuance of any Default by Tenant for the full period of notice provided for herein will jeopardize the Premises, risk injury to persons or jeopardize the rights of Landlord, Landlord may, with or without notice, elect to perform those acts in respect to which Tenant is in default for the account and at the expense of Tenant. If by reason of such Default by Tenant, Landlord is compelled to pay or elects to pay any sum of money, including, but without limitation, reasonable attorneys' fees, such sum or sums so paid by Landlord, with interest thereon from the date of such payment at the Interest Rate, shall be due from Tenant to Landlord on the first day of the month next following such payment by Landlord.

24.10         Other Remedies. Nothing contained in this Lease shall limit Landlord to the remedies set forth in this Article 24, and particularly those which are set forth in Section 24.1; and upon Tenant's Default, Landlord shall be entitled to exercise any right or remedy then provided by law, including, but without limitation, the right to obtain injunctive relief and the right to recover all damages caused by Tenant's Default in the performance of any of its obligations under this Lease.

24.11         Default/Payment of Rent.

(a)                 In the event that Tenant is in Default under any provision of this Lease and Landlord gives Tenant a notice to pay Rent or to cure any other Default under this Lease more than two times during any five (5) year period of this Lease or any extension thereof, then in addition to any and all other rights and remedies under this Lease or any applicable law, Minimum Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Section 3.1 or any other provision of this Lease to the contrary.

(b)                In the event that Tenant pays Minimum Rent or any other sum(s) due pursuant to this Lease by means of a personal and/or business check, and the check is not honored by the institution upon which it is drawn, then in addition to any and all other rights and remedies under this Lease or any applicable law, Minimum Rent and Additional Rent shall automatically become due and payable via cashier's check, notwithstanding Article 3 or any other provision of this Lease to the contrary. Additionally, Tenant shall pay Landlord, as Additional Rent, an administration fee equal to Two Hundred Dollars ($200.00) for each check which is not honored by the institution upon which it is drawn.

24.13        Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon breach of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of said breach by Tenant. The acceptance by Landlord of rent or the cure of the breach which initiated the operation of this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.

ARTICLE 25

BANKRUPTCY

Tenant acknowledges that this is a Shopping Center lease within the meaning of 11 USC Section 365. In the event that Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code, and the Bankruptcy Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of this Lease are fully satisfied. If such Trustee shall fail to elect or assume this Lease within ninety (90) days after the filing of the Petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Premises without further obligation to Tenant or Trustee, and this Lease shall be canceled, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

ARTICLE 26

LANDLORD'S DEFAULT; NOTICE TO LENDER

26.0             Landlord's Default. In the case of a monetary default, Landlord shall have a period of thirty (30) days after notice thereof from Tenant to cure such monetary default. In the case of a non-monetary default, Landlord shall commence promptly to cure such default after receipt of written notice from Tenant specifying the nature of such default and should complete such cure within thirty (30) days thereafter, provided that if the nature of the non-monetary default is such that it cannot be cured within said thirty (30)-day period, Landlord shall have such additional time as may be reasonably necessary to complete its performance so long as Landlord has proceeded with diligence after receipt of Tenant's notice and continues to proceed with diligence to cure such default. Tenant shall have no right to terminate this Lease or to withhold or to deduct Rent as a remedy for any Landlord default hereunder; Tenant's only right shall be a claim for damages, and it is expressly agreed that any judgment for damages obtained by Tenant shall be satisfied only out of Landlord's net equity in the Shopping Center. Tenant specifically agrees to look solely to Landlord's net equity interest in the Shopping Center for recovery of any judgment from Landlord, it being specifically agreed that no constituent member, manager, shareholder, officer, director, partner, employee, agent, representative, or joint venturer of Landlord shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors-in-interest, or any action not involving the personal liability of Landlord (original or successor). Furthermore, except as otherwise expressly provided herein, in no event shall Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

26.1             Notice to Lender. Whenever Tenant is required to serve notice on Landlord of Landlord's default, written notice may also be served upon the Lender, but in no event shall Lender be served less than 45 days after serving written notice upon Landlord and Landlord’s failure to cure thereafter. Should Landlord be unable to cure any material default, Lender shall have a reasonable period of time thereafter within which to cure Landlord's defaults. In this connection any representative of the Lender shall have the right to enter upon the Premises for the purpose of curing Landlord's default.

ARTICLE 27

EFFECT OF CONVEYANCE

If during the Term of this Lease, Landlord conveys its interest in the Premises, or this Lease, then from and after the effective date of such conveyance, Landlord shall be released and discharged from any and all further obligations and responsibilities under this Lease, provided that the new Landlord assumes the obligations and responsibilities of the Landlord, whether in writing or operation of law.,

ARTICLE 28

SAFETY AND HEALTH

Tenant covenants at all times during the term of this Lease to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq. and any analogous legislation in the State of Nevada (collectively the "Act"), to the extent that the Act applies to the Premises and any activities thereon. Without limiting the generality of the foregoing, Tenant covenants to maintain all working areas, all machinery, structures, electrical facilities and the like upon the Premises in a condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees or contractors of Landlord who may from time to time be present upon the Premises (except to the extent that the particular activities of such agents, employees or contractors of Landlord on the Premises require safety precautions or alterations of the conditions of the Premises beyond the requirements of such Act otherwise applicable to the Premises, in which event Tenant shall not be obligated to undertake or provide any such additional safety precautions or alterations of conditions), and Tenant agrees to indemnify and hold Landlord harmless from and against any liability, claim or damages, arising as a result of a breach of the foregoing covenant and from all costs, expenses and charges arising therefrom, including without limitation, reasonable attorney's fees and court costs incurred by Landlord in connection therewith, which indemnity shall survive the expiration or termination of this Lease.

ARTICLE 29
OMITTED

ARTICLE 30

HAZARDOUS MATERIALS

30.0             Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance (as defined hereinbelow) to be kept, maintained, used, stored, produced, generated or disposed of (into the sewage or waste disposal system or otherwise) on or in the Premises by Tenant or Tenant's agents, employees, contractors, invitees, assignees or sublessees, without first obtaining Landlord's written consent. Tenant shall immediately notify, and shall direct Tenant's agents, employees, contractors, invitees, assignees and sublessees to immediately notify, Landlord of any incident in, on or about the Premises or the Shopping Center (or any part thereof), that would require the filing of a notice under any federal, state, local or quasi-governmental law (whether under common law, statute or otherwise), ordinance, decree, code, ruling, award, rule, regulation or guidance document now or hereafter enacted or promulgated, as amended from time to time, in any way relating to or regulating any Hazardous Substance. As used herein, "Hazardous Substance" means: (i) any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of Nevada, or the United States government, other than any prescription medicines approved by the FDA for public sale; (ii) any and all material or substances which are defined as "hazardous waste," "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law; and (iii) asbestos, polychlorobiphenyls (i.e., PCB's) and petroleum. Notwithstanding the foregoing, Landlord acknowledges that Tenant will maintain products in the Premises which are incidental to the operation of its business, which products contain chemicals which are categorized as a Hazardous Substance. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation of this Section.

30.1             Tenant Indemnity; Remediation. Tenant agrees to indemnify, defend, protect and hold Landlord and Landlord’s members, partners, trustees, ancillary trustees and their respective officers, directors, shareholders, beneficiaries, agents, servants, employees, and independent contractors (collectively, the "Landlord Parties") harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Substance in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or Shopping Center or any portion thereof, caused by Tenant, its assignees or subtenants and/or their respective agents, employees, contractors, licensees or invitees (collectively, "Tenant Affiliates"). In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any applicable federal, state or local laws or by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Tenant shall perform or cause to be performed the Remedial Work in compliance with such laws or order. All Remedial Work shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord in its sole discretion. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineers, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work.

ARTICLE 31

GENERAL PROVISIONS

31.0             No Partnership. Landlord shall not in any way or for any purpose be deemed a partner, joint venturer, or member of any joint enterprise with Tenant.

31.1             Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition in which “Time is of the Essence.”

31.2             Choice of Law. This Lease shall be governed by the laws of the State of Nevada; any action brought to enforce or nullify this Lease or the provisions hereof must be brought in Clark County, State of Nevada and in no other forum.

31.3             Net, Net, Net Lease. Landlord and Tenant understand and agree that this Lease is what is commonly known in the business as a "net, net, net Lease." Tenant recognizes and acknowledges without limiting the generality of any other terms or provisions of this Lease, that it is the intent of the parties hereto that any and all rentals in this Lease provided to be paid by Tenant to Landlord, shall be net to Landlord, and any and all expenses incurred in connection with the Premises and Shopping Center, or in connection with the operations thereon, including any and all taxes, assessments, general or special license fees, insurance premiums, public utility bills and costs of repair, maintenance and operation of the Premises and the Shopping Center and all buildings, structures, permanent fixtures and other improvements comprised therein, together with the appurtenances thereto, shall be paid by Tenant, in addition to the rentals herein provided for.

31.4             Remedies Cumulative. The various rights, elections, and remedies of Landlord and Tenant contained in this Lease shall be cumulative, and no one of them shall be construed as exclusive of any of the others, or of any right, priority, or remedy allowed or provided for by law.

31.5             Time of Essence. Time is of the essence with respect to every obligation of Tenant to be performed under this Lease.

31.6             Incorporation of Prior Agreements: Amendments. This Lease contains all agreements of the parties with respect to any matters mentioned herein. No prior agreement or understanding pertaining to any matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

31.7             Rules and Regulations. Tenant shall observe faithfully and comply directly with the Rules (defined in Section 5.8) as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Shopping Center or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules, or for the breach of any covenant or condition in any lease by any other tenant in the Shopping Center.

31.8             Mutual Agency; Co-Tenant. Each and every party who now is or hereinafter becomes a tenant under this Lease hereby appoints each and every other tenant as his, her or its agent, representative, and attorney in fact, or act for and on behalf of said principal with respect to all matters relating to, or arising from this Lease, the tenancy created hereby, the obligations herein set forth, and the use and occupancy of the subject Premises, specifically including, but not limited to the right to alter, amend, modify, extend, supplement and terminate this Lease, and the tenancy created hereunder. This agency shall continue and is irrevocable at all times during the period that the Premises are occupied by any tenant.

31.9             Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation with the duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Further, Tenant shall, upon Landlord’s request, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

31.10         Attorneys' Fees. If either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party therein shall be entitled to recover from the other party, all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party as determined by the court, including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment. If either party ("secondary party") without its fault is made a party to litigation instituted by or against the other party ("primary party") primary party shall pay to the secondary party all costs and expenses, including reasonable attorneys' fees, incurred by the secondary party in connection therewith.

31.11         Waiver Of Default. The waiver by Landlord of any default in the performance by Tenant of any covenant contained herein shall not be construed to be a waiver of any preceding or subsequent default of the same or any other covenant contained herein. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed a waiver of any preceding default other than the failure of Tenant to pay the particular Rent or portion thereof so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such Rent.

31.12         Sub-tenancies. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not effect a merger and shall, at Landlord's option, terminate all existing sub-tenancies or operate as an assignment to Landlord of any or all of such sub-tenancies.

31.13         Successors. Subject to the provisions of Article 17, this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their successors. The term "successors" is used herein in its broadest possible meaning and includes, but is not limited to every person succeeding to any interest in this Lease or the Premises, of Landlord or Tenant herein, whether such succession results from the act or omission of such party. Every covenant and condition of this Lease shall be binding upon all assignees, subtenants, licensees, and concessionaires of Tenant.

31.14         Intentionally Deleted

31.15         Interpretation. The captions by which the paragraphs of this Lease are identified are for convenience only and shall not affect the interpretation of this Lease. Wherever the context so requires, the singular number shall include the plural, the plural shall refer to the singular, the neuter gender shall include the masculine and feminine genders. If there is more than one signatory hereto as Tenant, the liability of such signatories shall be joint and several. If any provision of this Lease shall be held to be invalid by a court, the remaining provisions shall remain in effect and shall in no way be impaired thereby. Although this Lease was initially drawn by Landlord, the parties hereto agree that this circumstance alone shall not create any presumption, canon of construction, or implication favoring the position of either Landlord or Tenant. Whenever the consent or approval of Landlord is required hereunder, Landlord may in its sole discretion and without reason withhold that consent or approval unless otherwise specifically provided.

31.16         Representations. Tenant warrants and represents that there have been no representations or statements of fact with respect to the Premises, the Shopping Center, the surrounding area or otherwise whether by Landlord, its agents or representatives, any lease broker or any other person, which representations or statements have in any way induced Tenant to enter into this Lease or which have served as the basis in any way for Tenant's decision to execute this Lease, except as expressly contained in this Lease. Tenant agrees and acknowledges that no lease broker, agent, or other person has had or does have the authority to bind Landlord to any statement, covenant, warranty or representation except as expressly contained in this Lease and that no person purporting to hold such authority shall bind Landlord to any statement, covenant, warranty or representation except as expressly contained in this Lease and that it is not reasonable for Tenant to have assumed that any person had or has such authority. Further, neither Landlord's execution of this Lease nor any other of its acts shall be construed in any way to indicate Landlord's ratification, consent to or approval of any act, statement or representation of any person except as specifically set forth in this Lease. Tenant acknowledges that nothing contained in this Lease shall be deemed to give Tenant an express or implied exclusive right to operate any particular type of business in the Shopping Center.

31.17         Intentionally deleted

31.18         Real Estate Brokers; Finders. Each party represents that it has not had any dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner, except as set forth in Paragraph Q of the BLP. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the other party has or purportedly has dealt, except said brokers. Each party shall pay any commissions or fees that are payable to the brokers listed under its name in Paragraph Q of the BLP in accordance with the provisions of a separate commission contract.

31.19         Prohibition Against Recording Lease. Neither this Lease nor any memorandum thereof shall be recorded. The recordation hereof by or on behalf of Tenant shall be deemed a material Default.

31.20         Premises Taken "As Is". Except as may be specifically provided in Exhibit C, the Premises are leased to Tenant "as is", without representation or warranty by the Landlord, but subject to the terms of Exhibit C, and Tenant accepts the Premises in the condition existing as of the date of occupancy and subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements regulating the Premises in effect during any period of the Term hereof. Tenant represents and warrants that it has conducted its own inspections and has relied entirely thereupon and upon those of its agents, representatives and consultants in evaluating the Premises for its occupancy and use.

31.21         Intentionally Deleted

31.22         Right to Relocate. Landlord reserves the right, upon ninety (90) days' prior written notice to Tenant ("Relocation Notice"), to relocate Tenant to another location in the Shopping Center of approximately the same size and desirability as the original Premises described herein ("New Premises"). Landlord shall pay all costs of the leasehold improvements to be constructed at the New Premises provided that such leasehold improvements shall be substantially similar to the leasehold improvements in the Premises. In addition, Landlord shall pay to Tenant, within thirty (30) days following the date Tenant initially opens for business in the New Premises, those expenses necessarily incurred by Tenant in connection with the relocation of Tenant's personal property; provided, however, Tenant has first provided Landlord with an itemized list of these expenses (accompanied with copies of invoices and proofs of payment of same). In the event Tenant declines such a move ("Notice of Refusal"), it shall inform Landlord within thirty (30) days of the receipt of the Relocation Notice. Landlord shall then have the election to either terminate this Lease upon thirty (30) days' written notice to Tenant which notice shall be given within thirty (30) days after Landlord's receipt of Tenant's Notice of Refusal, or in the alternative Landlord may withdraw the Relocation Notice within such thirty (30)-day period.

31.23         Index. Wherever in this Lease there is a reference to the "Index", such reference shall refer to the following:

(a)                 The "Index", as used in this Lease, shall be deemed to mean The United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, Los Angeles-Orange County-Riverside Average, Subgroup "All Items", (1982-1984 = 100). If at any time there shall not exist the Index in the format recited herein, Landlord shall substitute any official index published by the Bureau of Labor Statistics or successor or similar governmental agency as may then be in existence and shall, in Landlord's opinion, be most nearly equivalent thereto.

(b)                The sum to be increased in accordance with the provisions of the Index shall be increased using the following formula: such sum shall be increased by a percentage equal to the percentage increase, if any, in the Index published for the Comparison Month over the Index published for the Base Month; provided, however, in no event shall said sum be less than that which was due immediately preceding the date of adjustment.

31.24         Acceptance of Surrender. No surrender to Landlord of this Lease or of the Premises or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

31.25         No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Premises.

31.26            Nondiscrimination. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: There shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, creed, religion, national origin, or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises, nor shall Tenant itself or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants, or vendees in the Premises herein leased.

31.27            Confidentiality. The Tenant, including, but not limited to, it’s heirs, successors, assigns and legal representatives, hereby agrees that this lease, any attachments, addendums, amendments, riders, exhibits and correspondence herein and hereafter collectively, “The Lease”, is deemed Confidential. Tenant hereby agrees to use best efforts to preserve the confidentiality of this transaction. This confidentiality agreement extends to any Lenders, Brokers, Bankers, Lawyers, Accountants, Franchisors, Franchisees, Employees, Agents or any other persons acting on behalf of the Tenant. The Tenant agrees to use best efforts to avoid discussing with, or disclosing to any third parties (except those parties listed above and those with a need to know) any of the terms, conditions or particulars in connection with this transaction. It is specifically agreed by way of illustration, but not by limitation, that the covenant of confidentiality set forth herein shall not be breached if such information is disclosed in connection with or due to any governmental law or ordinance, but this covenant of confidentiality shall be breached if Tenant or any of Tenants employees, Brokers, Bankers, Accountants, Agents, Franchisees, Franchisors, Lenders, Lawyers or other similar parties, discloses the content of, or delivers a copy of this transaction, ( “The Lease”) to any third party without first informing permitted recipient of the confidential nature of this transaction, “The Lease”.

31.28            Intentionally Deleted

THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY UPON LANDLORD'S DELIVERY TO TENANT OF A FULLY-EXECUTED COUNTERPART HEREOF.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the date first written above.

LANDLORD: Ali Forootan By: _/s/Ali Forootan_ Name: Ali Forootan Its: Managing Member

TENANT:

Boomer Natural Wellness, Inc

A Nevada Corporation

Dba, Boomer Natural Wellness

By: _/s/ Daniel Capri_

Name: Daniel Capri

Its: President

By: _/s/ Michael Quid

Name: Michael Quaid

Its: CEO

By: _____________________________________

Name:

Its:

ADDENDUM I

This Addendum is attached to and made a part of that certain Lease, dated August 01, 2019 by and between Ali Forootan (“Landlord”) and Boomer Natural Wellness, Inc, a Nevada Corporation, dba Boomer Natural Wellness (“Tenant”). This Addendum amends and supplements the Lease. In the event of any conflict or inconsistency between the provisions of this Addendum and the provisions of the Lease, the provisions of this Addendum shall prevail. References herein to the “Lease” shall include this Addendum. Terms that are not specifically defined in this Addendum shall have the meanings ascribed thereto in the Lease.

OPTIONS TO EXTEND

A.       Option to Renew Lease. Provided Tenant is not in default under the Lease, either at the time of exercise of its rights hereunder or on the first day of the applicable Option Term, and Tenant (and not an assignee or sub-lessee of Tenant) is in occupancy of the Premises, then Tenant shall have the right to extend the Term (referred to herein as "Option Term") for two (2) term of five (5) years from the expiration date of the Lease at the fair market rental value of the Premises, as reasonably determined by Landlord in its sole discretion, at the commencement date of any such option period (an "Option"). In the event Tenant is in Default at the time of exercise of its rights hereunder or at the commencement of an Option Term, or if Tenant has been notified of Default during its tenancy, then Landlord, at Landlord's option, may terminate this Lease concurrently with the last day of the Term, or the last day of the then-existing Option Term, as the case may be.

B.       Notice of Election to Renew. Tenant shall exercise an Option by serving upon Landlord a notice in writing ("Option Notice") stating that Tenant elects to extend the Term of the Lease for the Option Term provided herein which notice shall be received by Landlord at least one hundred and eighty (180) days prior to, and no sooner that two hundred and seventy (270) days from the expiration date of the Term, or the then-expiration date of the preceding Option Term, if any, as the case may be. In the event Tenant shall not have given Landlord written notice in the manner prescribed herein this Lease shall terminate concurrently with the last day of the Term or the then-existing Option Term, as the case may be.

C.       Rent for Extended Terms. Minimum Rent for the first year of an Option Term of the Lease shall be at the fair market rental value of the Premises, as reasonably determined by Landlord in its sole discretion.

D.       Survival. In the event the Option Term is able to be exercised, all terms, conditions, covenants and obligations of the Landlord and Tenant under the Lease shall carry over, survive, attach and apply to any Optionor and Optionee, respectively, upon the exercise of the Option Term.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Addendum to be executed as of the date first written above.

LANDLORD: Ali Forootan By: /s/ Ali Forootan Name: Ali Forootan Its: Managing Member

TENANT:

Boomer Natural Wellness, Inc

A Nevada Corporation

Dba, Boomer Natural Wellness

By: _/s/ Daniel Capri

Name: Daniel Capri

Its: President

By: __/s/ Michael Quaid

Name: Michael Quid

Its: CEO

By: ______________________________

Name:

Its:

EXHIBIT A

SITE PLAN – UPPER LEVEL

EXHIBIT B

TENANT SIGN CRITERIA

Tenant shall be allowed to use business signs approved by the applicable city ordinances and governing authority as well as Landlord’s sign criteria. Tenant shall be responsible for all signage.

Landlord and Tenant acknowledge and agree that Landlord's primary concern is with the quality and reputation of the retail operations located in the Shopping Center. Accordingly, Landlord has established this sign criteria (the "Criteria") for the mutual benefit of all Tenants and for the purpose of ensuring that the quality and reputation of the Shopping Center are consistent with a first-class regional mall or shopping center. Conformance with the Criteria will be strictly enforced, and any installed non-conforming or unapproved signs must be brought into conformance at the expense of the Tenant. Landlord reserves the right to change or update the Criteria from time to time, and Tenant shall be responsible for ensuring that its signage complies with such Criteria at all times.

A.       GENERAL REQUIREMENTS

1.	Tenant shall submit logo and design ideas to Landlord. Landlord and Tenant shall work together to decide the location, size, design and color of the proposed signs, including all lettering and/or graphics.
2.	All permits for additional signs and their installation shall be obtained by the Tenant or his/her representative.
3.	All signs shall be constructed and installed at the Tenant's expense.
4.	The Tenant shall be responsible for the fulfillment of all requirements of these criteria, and shall submit samples of sign material if requested by the Landlord.
B.	GENERAL SPECIFICATIONS
1.	No exposed neon, animated, flashing, or audible signs will be permitted.
2.	No exposed lamps or tubing will be permitted.
3.	All signs shall bear the UL label, and their installation shall comply with all local building and electrical codes.
4.	No exposed raceways, crossovers or conduits will be permitted, except straight channel mounted in fascia.
5.	All cabinets, conductors, transformers and other equipment shall be concealed. Visible fasteners will not be permitted.
6.	Electrical services to all signs shall be on Tenant's meter.
7.	Painted lettering will not be permitted, except as specified under E-1 of this exhibit.

C.       DESIGN REQUIREMENTS

1.	Fascia Signs:
(a)	Signs shall be composed of individual or script lettering. Sign boxes and cans will not be permitted. Signs may be internally illuminated. Letters may be slanted or vertical, upper or lower case, and colors are unrestricted. Letters shall be mounted on metal channel, mounted on fascia.
(b)	Signs shall have a minimum depth of three (3) inches and a maximum of six (6) inches.
(c)	Signs with a single row of letters shall have a maximum letter height of 2'6". Signs with multiple rows of letters shall be contained within the same 2'6" height as permitted for a single row of letters.
(d)	Sign length shall be a maximum of seventy-five percent (75%) of the total frontage occupied by the Tenant.
(e)	Signs shall be mounted with the lower edge of all letters even and level. Any exceptions shall be reviewed and approved by the Landlord.
(f)	In addition to the signs described above, each sign area may contain a logo, which must be within the limits prescribed for the sign.
2.	Free Standing Signs:

(a)       Free standing signs not permitted

3.	Soffit Signs
(a)	Signs shall be sandblasted and painted wood, two-sided.
(b)	Signs on buildings "D" shall be 3'9" long by 1'4" high, with an eight inch radius on the ends.

E.       MISCELLANEOUS REQUIREMENTS

1.	Tenant will be permitted to place upon each entrance of its premises, not more than one hundred forty-four (144) square inches of gold leaf or decal application lettering, not to exceed two (2) inches in height, indicating hours of business, numbers, etc.
2.	If Tenant has a non-customer door for receiving merchandise, it may have uniformly applied on said door, in location as directed by Landlord, in two (2) inch high block letters, the Tenants name and address. Color and style of letters will be uniform for all Tenants.
3.	Tenant shall install street address numbers on front doors as required by the Postal Service and the City of Las Vegas. Numerals shall be of a uniform size, color and style as approved by Landlord.
4.	Floor signs, such as inserts into concrete, etc., shall be permitted within the Tenants Lease line in their storefronts, if approved by Landlord.
5.	Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks or other descriptive material shall be affixed or maintained upon the glass panes and supports of the show windows and doors, or upon the exterior walls of the building store front.

EXHIBIT C

CONSTRUCTION OBLIGATIONS

LANDLORD’S OBLIGATIONS

Landlord shall provide As built plans submitted by Tenant. In addition Landlord shall provide an allowance of Twenty Thousand ($20,000.00) Dollars towards Tenant’s Signage and Three Thousand ($3,000.00 ) Dollars towards Tenants data cabling/IT installationImprovements.

TENANT’S OBLIGATIONS

Tenant shall provide, administer and pay for any and all other work to be done to the Premises, other than that provided under Landlord’s Obligations above, so as to make the Premises ready for occupancy and use for intended purpose. Tenant shall procure and pay for any and all plans, drawings, permits, etc. necessary to do said work by a NV licensed Contractor in a legal and workmanlike manner.

EXHIBIT D

CONSTRUCTION ALLOWANCE

Landlord shall provide As built plans submitted by Tenant. In addition Landlord shall provide an allowance of Twenty Thousand ($20,000.00) Dollars towards Tenant’s Signage and Three Thousand ($3,000.00 ) Dollars towards Tenants data cabling/IT installationImprovements.

EXHIBIT E

COMMENCEMENT DATE AGREEMENT

THIS AGREEMENT, made this 1st day of August, 2019, between Ali Forootan (herein "Landlord") and Boomer Natural Wellness, Inc a Nevada Corporation (herein "Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant have entered into that certain Lease dated August 01, 2019 ("Lease") for the premises located at 8670 W. Cheyenne Road, Suite 120, 125 and 220, Las Vegas, NV 89129.

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the commencement of the term of the Lease.

NOW THEREFORE, Landlord and Tenant agree as follows:

1.       The Term of the Lease commenced on August 01, 2019

2.       The initial or base Term of the Lease shall expire on August 3, 2026

3.       Tenant has TWO (2) option of Five (5) years each which are to be executed by presentation to Landlord of notice at least ONE HUNDRED EIGHTY (180) days and no earlier than TWO HUNDERD (270) days prior to the expiration of the then current term.

4.       Payment of Minimum Rent commenced on August 01, 2019.

5.       Payment of Additional Rent commenced on August 01, 2019.

6.       There are currently no uncured defaults on the part of either Landlord or Tenant, except for the following (if none, so state): __________________________________________.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD: Ali Forootan By: _/s/ Ali Forootan _ Name: Ali Forootan Its: Managing Member

TENANT:

Boomer Natural Wellness, Inc

A Nevada Corporation

Dba, Boomer Natural Wellness

By: __/s/ Daniel Capri_

Name: Daniel Capri

Its: President

By: /s/ Michael Quid

Name: Michael Quaid

Its: CEO

By: _____________________________

Name:

Its:

EXHIBIT F

OMITTED

EXHIBIT G

RULES AND REGULATIONS FOR DURANGO PLAZA SHOPPING CENTER

1. The sidewalks, walks, plaza entries, corridors, malls, concourses, ramps, and other Common Areas of the Shopping Center shall not be obstructed or used by Tenant for any purpose other than ingress and egress to and from the Demised Premises.

2. All deliveries or shipments of any kind to and from the Demised Premises, including loading and unloading of goods, shall be made at any such reasonable location designated by Landlord, and only at such reasonable times designated for such purpose by Landlord. Trailers and/or trucks servicing the Demised Premises shall remain parked in the Shopping Center only during those periods reasonably necessary to service Tenant's operations, and then only in locations designated by Landlord.

3. Tenant shall not install any resilient tile or similar floor covering in the Demised Premises except with prior approval of the Landlord. The use of cement or other similar adhesive material is expressly prohibited.

4. No additional locks or bolts of any kind shall be placed on any door in the Shopping Center or the Demised Premises and no lock on any door therein shall be changed or altered in any respect without the prior written consent of Landlord not to be unreasonably withheld. Landlord shall furnish two keys for each lock on exterior doors to the Demised Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease and Tenant shall give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Demised Premises. Landlord may at all times keep a pass key to the Demised Premises. All entrance doors to the Demised Premises shall be left closed at all times and left locked when the Demised Premises are not in use.

5. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Shopping Center or to the Demised Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Shopping Center shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber, spring type, or other vibration eliminators sufficient to eliminate the noise or vibration.

6. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant.

7. All Tenant Construction and initial move-in refuse from inventory, including but not limited to packing crates, shall be removed at Tenant's sole cost and expense. Any wet trash, including but not limited to food debris, is to be placed in plastic bags and tied before being placed in trash containers. All boxes are to be broken down before being placed inside the containers. Sidewalk containers are not for personal use. Tenant, or the employees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Demised Premises or in the corridors or walks of the Center. In the event any item is left at the rear of the Demised Premises or at the base of a refuse container and it can be determined to which tenant it belongs, Landlord has the right to charge that tenant the cost to have it removed. Unless a container is marked by a tenant paying individually and separately for trash collection, containers are for all Shopping Center tenants and do not belong to any one tenant. The exterior areas immediately adjoining the Demised Premises shall be kept clean and free from dirt and rubbish by Tenant and its employees, and Tenant shall not place or permit any obstructions or merchandise in such areas. No debris shall be swept or removed from the Demised Premises onto sidewalks or other Common Areas.

8. All services requests are to be reported promptly and directly to Landlord's designated agent during normal office hours, excepting emergencies which shall be reported as soon as practicable.

9. Tenant shall not place, or cause or allow to be placed, any signs, placards, banners, flags, pictures, advertisements, notices or lettering whatsoever, in, about or on the exterior of the Demised Premises or Shopping Center except in and at such places as may be consented to by Landlord in writing or as allowed by the Signage Criteria for the Shopping Center promulgated by Landlord from time to time. Any such signs, placard, advertisement, picture, notice or lettering so placed may be removed by Landlord without notice to and at the expense of Tenant. All lettering and graphics on doors shall conform to the Signage Criteria.

10. No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Demised Premises may be installed by Tenant without Landlord's prior written consent.

11. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Shopping Center or its desirability for retail use and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises or the Shopping Center any inflammable, combustible, corrosive, caustic, poisonous, explosive or hazardous substance (except for cleaning solutions customarily used in Tenant's business, and provided that Tenant only maintains on the Demised Premises quantities necessary for such use and Tenant complies with all Applicable Laws governing the use, storage and disposal thereof) or cause or permit any odors to permeate in or emanate from the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Shopping Center by reason of light, radiation, magnetism, noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Shopping Center.

13. Canvassing, soliciting or peddling in the Shopping Center is prohibited and Tenant shall cooperate to prevent same.

14. Tenant shall give, as soon as practicable, notice to Landlord in case of theft, unauthorized solicitation or accident in the Demised Premises or in the Shopping Center or of defects therein or defects in any fixtures or equipment, or of any known emergency in the Shopping Center.

15. Landlord reserves the right to deny entrance to the Shopping Center or remove any person or persons from the Shopping Center in any case where the conduct of such person involves a hazard or nuisance to any tenant of the Shopping Center or to the public or in the event of fire or other emergency, riot, civil commotion or similar disturbance involving risk to the Shopping Center, tenants or the general public.

16. No portion of the Demised Premises shall at any time be used or occupied as sleeping or lodging quarters. No animals or birds, with the exception of guide dogs accompanying visually handicapped persons, shall be brought or kept in or about the Demised Premises. Unless otherwise expressly provided for in the Lease, Tenant shall not do any cooking on the Demised Premises. Tenant may, however, for the use of its employees, operate a coffee bar and allow the use of a microwave oven.

17. Tenant shall at all times keep the Demised Premises neat and orderly.

18. Tenant shall not use or permit any portion of the Demised Premises to be used for any use other than those specifically granted in the Lease.

19. Landlord shall have the right to designate and restrict the areas available within the Shopping Center for the parking of vehicles by Tenant, its employees, agents, visitors and invitees. Notwithstanding anything to the contrary in this Lease, Tenant’s designated parking is as set forth in the Site Plan. Vehicle “For Sale” signs are strictly prohibited. Parking valet and/or vehicle cleaning service(s) require the written approval of Landlord. Vehicle service/repair is strictly prohibited. Tenant and tenant’s customers shall have access to the parking areas 24 hours a day, 7 days a week. Tenant acknowledges all parking on or within Landlord facilities are at Tenants own risk. LANDLORD IS NOT RESPONSIBLE OR LIABLE FOR ANY DAMAGES AND/OR THEFT TO OR FROM ANY VEHICLES WHILE PARKED ON LANDLORD FACILITIES.

20. Tenant shall be responsible for the compliance with these rules and regulations by the employees, agents, customers and invitees of Tenant.

21. In the event of any conflict between the terms of these rules and regulations and the express provisions of Tenant's Lease, the express, applicable provisions of the Lease shall control.

22. Landlord reserves the right, without the approval of Tenant, to add new rules and regulations, and to waive, rescind, add to and amend any rules or regulations with respect to any tenant or tenants, as Landlord in its sole judgment shall from time to time find necessary or appropriate in order to provide for the safety, protection, care and cleanliness of the Shopping Center, the operation thereof, the preservation of good order therein, and the protection and comfort of tenants and their employees, agents, customers and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon it in like manner as if originally herein prescribed, except to the extent such additional rules or regulations conflict with the express provisions of this Lease. The amendment or waiver by Landlord of any rules or regulations for the benefit of any particular tenant of the Shopping Center shall not be construed as a waiver of such rules and regulations in favor of this Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants in the Shopping Center.

23. No Tenant shall perform construction, remodeling and/or renovation projects to its premises during the period from November 15 to January 5 of each year, without the prior written consent of Landlord.

24. Tenant is restricted to do ANY automobile maintenance, body work and repairs on the premises. If the Tenant is found doing such the lease will be in default.

TENANT INITIALS: _______ _____ _____ _____

ARTICLE 1 PREMISES AND SHOPPING CENTER	1
1.1 Premises	1
1.2 Shopping Center	1
ARTICLE 2 TERM	1
2.1 Effective Date	1
2.2 Term	1
2.5 Delivery Date.	1
2.6 Intentionally Deleted	1
ARTICLE 3 RENT	2
3.1 Minimum Rent	2
3.2 Definition of Additional Rent and Rent	2
3.3 Accord and Satisfaction	2
3.4 Late Charges and Interest	2
3.5 Security Deposit	2
ARTICLE 4 USE AND OPERATION	3
4.1 Purpose	3
4.2 Covenant to Open	3
4.3 Operation of Business	3
4.4 Covenants and Easements	3
4.5 Limitations on Use..	3
4.6 Compliance with Laws	4
4.7 Landlord's Equipment .………….………………………………………… 4
ARTICLE 5 COMMON AREA	4
5.1 Common Area	4
5.2 Common Area Modifications	4
5.3 Initial Construction	4
5.4 Use of Common Area	4
5.5 Maintenance	4
5.6 Records	5
5.7 Tenant's Contribution	5
5.8 Operation and Control	5
5.9 Employee Parking	5
5.10 Obstructions	5
ARTICLE 6 TAXES	6
6.1 Personal Property Taxes	6
6.2 Real Property Taxes.	6
6.3 Business Taxes	6
ARTICLE 7 UTILITIES	6
ARTICLE 8 REPAIRS, MAINTENANCE, ALTERATIONS.	7
8.1 Landlord's Building Maintenance and Repairs	7
8.2 Service Contracts	7
8.3 Tenant's Repairs	7
8.4 Alterations	7
8.5 Bonds/Notice	7
8.6 Status of Alterations	7
8.7 As-Built Plans	8
8.8 Limitation on Landlord Liability	8
ARTICLE 9 INSURANCE	8
9.1 Liability Insurance.	8
9.2 Worker's Compensation Insurance	8
9.3 Fire Insurance.	8
9.4 Waiver of Subrogation	8
9.5 General Requirements.	9
9.6 Blanket Insurance	9

9.7 Tenant's Work	9
ARTICLE 10 DAMAGE AND RESTORATION	9
10.1 Duty to Restore	9
10.2 Election to Terminate	9
10.3 Rent After Damage/Distribution of Proceeds	10
ARTICLE 11 EMINENT DOMAIN	10
11.1 Definition	10
11.2 Total Condemnation	10
11.3 Partial Condemnation	10
11.4 Common Area	10
11.5 Termination Date	10
11.6 Repair and Restoration	10
11.7 Rent Adjustment	10
11.8 Award	10
ARTICLE 12 INDEMNITY; WAIVER	11
12.1 Indemnity	11
12.2 Waiver	11
ARTICLE 13 SIGNS AND ADVERTISING	11
13.1 General	11
13.2 Interior	11
13.3 Exterior	11
ARTICLE 14 LIENS	12
ARTICLE 15 ENTRY BY LANDLORD	12
ARTICLE 16 FORCE MAJEURE	12
ARTICLE 17 ASSIGNMENT AND SUBLETTING	12
17.1 Consent Required	12
17.2 Procedure	12
17.3 Standards for Consent	13
17.4 No Release	13
17.5 Landlord's Rights with Respect to Tenant's Assignment or Subletting	13
17.6 Excess Rent	13
17.7 Reasonableness of Restrictions	14
ARTICLE 18 NOTICES	14
ARTICLE 19 SURRENDER OF POSSESSION	14
19.1 Surrender	14
19.2 Holding Over	14
19.3 Removal of Tenant's Property	14
ARTICLE 20 QUIET ENJOYMENT	15
ARTICLE 21 SUBORDINATION AND ATTORNMENT	15
21.1 Notice of Landlord Default	15
21.2 Lease Subordinate	15
ARTICLE 22 ESTOPPEL CERTIFICATES	15
ARTICLE 23 FINANCIAL INFORMATION	15
ARTICLE 24 DEFAULT	16
24.1 Events of Default	16
24.2 Termination of Lease	16
24.3 Definition of Rental	16

24.4 Nonmonetary Defaults	16
24.5 Assignment of Rents and Profits	17
24.6 Use of Tenant's Property	17
24.7 Injunctive Relief	17
24.8 Indemnification	17
24.9 Notice of Termination	17
24.10 Waiver of Notice; Performance by Landlord	17
24.11 Other Remedies	17
24.12 Default/Payment of Rent.	17
ARTICLE 25 BANKRUPTCY	18
ARTICLE 26 LANDLORD'S DEFAULT; NOTICE TO LENDER	18
26.1 Landlord's Default	18
26.2 Notice to Lender	18
ARTICLE 27 EFFECT OF CONVEYANCE	18
ARTICLE 28 SAFETY AND HEALTH	18
ARTICLE 29 GUARANTEE(S)	19
ARTICLE 30 HAZARDOUS MATERIALS	19
30.1 Hazardous Substances.	19
30.2 Indemnity	19
ARTICLE 31 GENERAL PROVISIONS	19
31.1 No Partnership	19
31.2 Covenants and Conditions	19
31.3 Choice of Law	19
31.4 Net, Net, Net Lease	19
31.5 Remedies Cumulative	20
31.6 Time of Essence	20
31.7 Incorporation of Prior Agreements: Amendments	20
31.8 Rules and Regulations	20
31.9 Mutual Agency; Co-Tenant	20
31.10 Corporate Authority	20
31.11 Attorneys' Fees	20
31.12 Waiver Of Default	20
31.13 Subtenancies	20
31.14 Successors	20
31.15 Waiver of Jury Trial	21
31.16 Interpretation	21
31.17 Representations	21
31.18 Intentionally Deleted	21
31.19 Real Estate Brokers; Finders	21
31.20 Prohibition Against Recording Lease	21
31.21 Premises Taken "As Is"	21
31.22 Intentionally Deleted	21
31.23 Right to Relocate	22
31.24 Index.	22
31.25 Acceptance of Surrender	22
31.26 No Merger of Title	22
31.27 Nondiscrimination	22
31.28 Confidentiality	22